EXHIBIT 21

                             SCHEDULE 14A


                            (RULE 14A-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                         EXCHANGE ACT OF 1934

    Filed by the registrant |_|
    Filed by a party other than the registrant |X|

    Check the appropriate box:
    |X|      Preliminary proxy statement     |_| Confidential, for Use of
                                                 the Commission Only (as
                                                 permitted by Rule 14a-6(e)(2))
    |_|      Definitive proxy statement
    |_|      Definitive additional materials
    |_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

        First Union Real Estate Equity and Mortgage Investments
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

                         Gotham Partners, L.P.
-------------------------------------------------------------------------------
                (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    |X|    No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)    Title of each class of securities to which transaction applies:

    (2)    Aggregate number of securities to which transactions applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4)    Proposed maximum aggregate value of transaction:

    |_|    Fee paid previously with preliminary materials.
    |_|    Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)    Amount previously paid:

    (2)    Form, schedule or registration statement no.:

    (3)    Filing party:

    (4)    Date filed:

                 Preliminary Copy -- Subject To Completion

               1998 ANNUAL MEETING OF THE BENEFICIARIES
                                  OF
                    FIRST UNION REAL ESTATE EQUITY
                       AND MORTGAGE INVESTMENTS
                    --------------------------------
                            PROXY STATEMENT
                                  OF
                         GOTHAM PARTNERS, L.P.
                   ---------------------------------

This Proxy Statement and the accompanying WHITE proxy card are furnished by Gotham Partners, L.P., a New York limited partnership ("Gotham"), in connection with the solicitation by Gotham of proxies from the holders of shares of Beneficial Interest, par value $1.00 per share (the "Shares"), of First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (the "Company"), to vote at the 1998 Annual Meeting of Beneficiaries of the Company, including any adjournments or postponements thereof and any special meeting of Beneficiaries called in lieu thereof (the "Annual Meeting"), to take the following actions: (i) to elect William A. Ackman, David P. Berkowitz and James A. Williams to the three existing seats on Class II of the Board of Trustees of the Company (the "Board") which will be open for election at the Annual Meeting; (ii) to approve a Beneficiary proposal to increase the size of the Board from nine members to fifteen members, with two new seats in each of the three classes on the Board, and to hold an election for the six newly created seats (the "Gotham Proposal"); and (iii) in the event that the Beneficiaries of the Company adopt the Gotham Proposal, to elect Daniel Shuchman and Steven S. Snider to the new Class I seats on the Board, Mary Ann Tighe and Stephen J. Garchik to the new Class II seats on the Board, and David S. Klafter and Daniel J. Altobello to the new Class III seats on the Board (each of such nominees together with the nominees referred to in clause (i) above and Gotham's alternate nominee being hereinafter referred to as a "Gotham Nominee" and collectively as the "Gotham Nominees"). The principal executive offices of the Company are located at 55 Public Square, Suite 1900, Cleveland, Ohio 44113-1937. This Proxy Statement and the WHITE proxy card are first being furnished to the Company's Beneficiaries on or about February 10, 1998.

     GOTHAM RECOMMENDS THAT YOU VOTE IN FAVOR OF THE GOTHAM NOMINEES AND THE GOTHAM PROPOSAL.

     The adoption of the Gotham Proposal and the election of the Gotham Nominees will result in Gotham obtaining control of the Company's Board of Trustees. Gotham is seeking control because of its disappointment with the Company's fundamental business performance as measured on a per-share basis and the Company's unwillingness to pursue certain alternatives to maximize the value inherent in its stapled-stock structure. These alternatives include the sale of the Company, a partnership with a strategic investor, the acquisition of appropriate operating businesses which can profit from the Company's stapled-stock structure and a change in management. If elected, the Gotham Nominees, subject to their fiduciary duties, will propose changes in the senior management of the Company, although Gotham has not yet identified the members of the new management team, and will explore other alternatives to maximize shareholder value, including an outright sale of the Company, a partnership with a strategic investor and/or the acquisition of real estate-intensive operating businesses, in a manner that would preserve and maximize the value of the Company's stapled-stock structure.

     The Annual Meeting is scheduled to be held on Tuesday, April 14, 1998. The Company has not yet announced the time or location of the Annual Meeting. Gotham is soliciting proxies for use at the Annual Meeting whenever and wherever it may be held. Similarly, the record date for determining the Beneficiaries entitled to notice of and to vote at the Annual Meeting (the "Record Date") has not yet been set by the Company. In the event that the Board establishes a Record Date with respect to the Annual Meeting, only Beneficiaries of record of Shares on the Record Date will be entitled to vote at the Annual Meeting for each Share. Gotham and Gotham Partners II, L.P. ("Gotham II"), an affiliate of Gotham, beneficially own an aggregate of 2,532,400 Shares (including 100 Shares held of record by Gotham and the remainder held in "street name"), which collectively represent approximately 9.0% of the Shares outstanding (based on information publicly disclosed by the Company). Gotham and Gotham II intend to cause all of such shares to be voted FOR the adoption of the Gotham Proposal and the election of the Gotham Nominees.

     BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD YOU WILL REVOKE ANY PREVIOUSLY DATED PROXY. ONLY YOUR LATEST-DATED PROXY WILL COUNT AT THE MEETING.

     THIS SOLICITATION IS BEING MADE BY GOTHAM AND NOT ON BEHALF OF THE BOARD OF TRUSTEES OF THE COMPANY.

     YOUR VOTE IS EXTREMELY IMPORTANT. If you do not submit a proxy card or vote in person at the Annual Meeting, your Shares will not be voted on the Gotham Proposal or the Gotham Nominees. If you agree with Gotham's efforts, we ask for your support by immediately signing, dating and mailing the enclosed WHITE proxy card.

     SHARES IN YOUR NAME. No matter how many Shares you own, vote "FOR" the Gotham Proposal and the Gotham Nominees by signing, dating and mailing the

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

enclosed WHITE proxy card. Sign the WHITE proxy card exactly as your name appears on the share certificate regarding your Shares.

     SHARES IN YOUR BROKER'S OR BANK'S NAME. If you own Shares in the name of a brokerage firm, bank or other nominee, your broker, bank or other nominee cannot vote your shares for the Gotham Proposal and the Gotham Nominees unless it receives your specific instructions. Please sign, date and mail as soon as possible the enclosed WHITE proxy card in the envelope that has been provided by your broker, bank or other nominee to be sure that your Shares are voted, or contact the person responsible for your account and instruct that person to execute a WHITE proxy card on your behalf.

     QUESTIONS AND ASSISTANCE. If you have not received a WHITE proxy card or have any questions or need assistance in voting, please call:

                         Beacon Hill Partners, Inc.
                              90 Broad Street
                          New York, New York 10004
                       (212) 843-8500 (CALL COLLECT)
                                     or
                       CALL TOLL-FREE (800) 253-3814

     PLEASE  REMEMBER  TO DATE YOUR PROXY CARD,  AS ONLY YOUR LATEST  DATED
PROXY WILL COUNT AT THE ANNUAL MEETING. IF YOU HAVE ANY DOUBTS AS TO WHETHER YOUR PROXY WILL BE RECEIVED IN TIME TO BE CAST AT THE ANNUAL MEETING, PLEASE CALL BEACON HILL PARTNERS, INC. PROMPTLY.

                            THE GOTHAM PROPOSAL

     Gotham sets forth the following proposal to be considered by the Beneficiaries of the Company at the Annual Meeting:

     RESOLVED, in accordance with Article VIII, Section 8.1 of the Company's Declaration of Trust, as amended (the "Declaration of Trust"),

          (i) that the number of Trustees constituting the full Board of Trustees of the Company shall be determined at the Annual Meeting to be fixed at fifteen (an increase of six members); and

          (ii) that two of the newly-created seats of the Board of Trustees of the Company be assigned to each of Class I, Class II and Class III; and

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

          (iii) that, at the Annual Meeting, in addition to electing the three Trustees to fill the seats of the three Trustees in Class II whose terms are expiring, the Beneficiaries of the Company shall also elect six Trustees (two Trustees to each of Class I, Class II and Class III) to serve in the newly-created seats established in paragraph (ii) above.

     YOU ARE URGED TO VOTE FOR THE GOTHAM PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.

                  ELECTION OF GOTHAM NOMINEES AS TRUSTEES

     Gotham is proposing that the Beneficiaries of the Company elect the Gotham Nominees to the Board at the Annual Meeting. Currently, the Board of Trustees is composed of nine Trustees and is divided into equal classes known as Class I, Class II and Class III whose terms expire in 2000, 1998 and 1999, respectively. It is proposed that William A. Ackman, David P. Berkowitz and James A. Williams be elected to succeed the current Class II Trustees on the Board (or any Trustee named to fill any vacancy created by the death, retirement, resignation or removal of any of such Class II Trustees) at the Annual Meeting. In the event that the Beneficiaries of the Company adopt the Gotham Proposal, it is proposed that Daniel Shuchman and Steven S. Snider be elected to the two Class I seats on the Board created as a result of the adoption of the Gotham Proposal, Mary Ann Tighe and Stephen J. Garchik be elected to the two Class II seats on the Board created as a result of the adoption of the Gotham Proposal, and David S. Klafter and Daniel J. Altobello be elected to the two Class III seats on the Board created as a result of the adoption of the Gotham Proposal. Richard A. Mandel will be nominated for election to the Board in the event that any one of the aforementioned candidates is unable for any reason to be elected and to serve as a Trustee.

     The following table sets forth the name, age and present principal occupation, business address and business experience for the past five years, and certain other information, with respect to each of the Gotham Nominees. This information has been furnished to Gotham by the respective Gotham Nominees. Each of the Gotham Nominees has consented to serve as a Trustee and, if elected, would hold office until the expiration of the term of the Class of Trustees to which such nominee is elected and until his or her successor has been elected and qualified or until earlier death, retirement, resignation or removal.

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

                                            PRINCIPAL OCCUPATION OR
           NAME, AGE AND                      EMPLOYMENT DURING
           BUSINESS ADDRESS                   THE LAST FIVE YEARS
           ----------------                   -------------------

William A. Ackman (31)................  Through  a  company  he  owns,  Mr.
Gotham Partners Management Co. LLC      Ackman is a  co-investment  manager
110 East 42nd Street,  18th Floor       of  Gotham  and  Gotham  II.  Since
New York, New York 10017                January  1, 1993,  Mr. Ackman   has
                                        been the Vice President,  Secretary
                                        and  Treasurer  of GPLP  Management
                                        Corp.,   the  Managing   Member  of
                                        Gotham Partners Management Co. LLC,
                                        an investment  management firm (and
                                        the   General    Partner   of   its
                                        predecessor entity). Mr. Ackman has
                                        been  employed  by Gotham  Partners
                                        Management    Co.   LLC   and   its
                                        predecessor entity since January 1,
                                        1993.  Mr.  Ackman  was  a  general
                                        partner  of  Section  H   Partners,
                                        L.P.,  the  General  Partner of the
                                        Gotham  Partners,  L.P.  and Gotham
                                        Partners II, L.P. investment funds,
                                        from   January   1,  1993   through
                                        September 1993. Mr. Ackman has been
                                        the   President,    Secretary   and
                                        Treasurer of Karenina  Corporation,
                                        a  general  partner  of  Section  H
                                        Partners,  L.P. since October 1993.
                                        Mr.  Ackman is also a member of the
                                        Executive Committee of Florida Golf
                                        Partners,  L.P.  (described below).
                                        Mr.   Ackman  holds  an  A.B.  from
                                        Harvard College and an M.B.A.  from
                                        Harvard Business School. Mr. Ackman
                                        is  a  member   of  the   Board  of
                                        Directors    of    the    Jerusalem
                                        Foundation   and  Chairman  of  its
                                        Investment  Committee.  He is  also
                                        the Chairman of Crimson  Impact,  a
                                        community service organization.

Daniel J. Altobello (56)..............  Mr.   Altobello   has   been    the
ONEX Food Services, Inc.                Chairman of the Board of ONEX  Food
6550 Rock Spring Drive                  Services,   Inc.,   an      airline
Bethesda, Maryland 20817                catering  company,  since September
                                        1995.  Mr.  Altobello  has  been  a
                                        partner   in   Ariston   Investment
                                        Partners,  a consulting firm, since
                                        September  1995. Mr.  Altobello was
                                        the  Chairman,  President and Chief
                                        Executive   Officer   of   Caterair
                                        International    Corporation,    an
                                        airline  catering   company,   from
                                        January  1,  1993  until  September
                                        1995. Mr.  Altobello is a member of
                                        the Boards of Directors of American
                                        Management Systems,  Inc., Colorado
                                        Prime  Corporation  and Blue  Cross
                                        Blue   Shield  of   Maryland.   Mr.
                                        Altobello   holds   a   B.A.   from
                                        Georgetown University and an M.B.A.
                                        from Loyola College in Maryland.

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

David P. Berkowitz (35)..............   Through  a  company  he  owns,  Mr.
Gotham Partners Management Co. LLC      Berkowitz   is   a    co-investment
110 East 42nd Street, 18th Floor        manager  of  Gotham  and Gotham II.
New York, New York 10017                Since   January   1,   1993,    Mr.
                                        Berkowitz has been the President of
                                        GPLP Management Corp., the Managing
                                        Member    of    Gotham     Partners
                                        Management  Co. LLC, an  investment
                                        management  firm  (and the  General
                                        Partner of its predecessor entity).
                                        Mr.  Berkowitz has been employed by
                                        Gotham Partners  Management Co. LLC
                                        and its  predecessor  entity  since
                                        January 1, 1993. Mr.  Berkowitz was
                                        a  general  partner  of  Section  H
                                        Partners, L.P., the General Partner
                                        of Gotham Partners, L.P. and Gotham
                                        Partners II, L.P. investment funds,
                                        from January 1993 through September
                                        1993.  Mr.  Berkowitz  has been the
                                        President,  Secretary and Treasurer
                                        of  DPB   Corporation,   a  general
                                        partner of Section H Partners, L.P.
                                        since October 1993.  Mr.  Berkowitz
                                        is also a member  of the  Executive
                                        Committee of Florida Golf Partners,
                                        L.P.    (described    below).   Mr.
                                        Berkowitz  holds a B.S. and an M.S.
                                        from the Massachusetts Institute of
                                        Technology   and  an  M.B.A.   from
                                        Harvard   Business   School.    Mr.
                                        Berkowitz  is a member of the Board
                                        of  Directors  and  serves  on  the
                                        Executive  Committee  of the Jewish
                                        Community House of Bensonhurst.

Stephen J. Garchik (43)..............   Since January 1, 1993, Mr.  Garchik
The Evans Company                       has been the President of The Evans
8251 Greensboro Drive, Suite 850        Company,  a commercial  real estate
McLean, Virginia 22102                  development  and  management  firm.
                                        Since July 1996,  Mr.  Garchik  has
                                        been the  Chairman of Florida  Golf
                                        Partners,  L.P.,  a community  golf
                                        course  ownership,   operation  and
                                        development   enterprise  in  which
                                        Gotham     has    a     substantial
                                        investment.  Mr.  Garchik  holds  a
                                        B.S.   and  an   M.B.A.   from  the
                                        University of Pennsylvania.

David S. Klafter (42)..............     Mr. Klafter  has been  an  in-house
Gotham Partners Management Co. LLC      counsel   and  a   member   of  the
110 East 42nd Street, 18th Floor        investment  team of Gotham Partners
New York, New York 10017                Management  Co. LLC, an  investment
                                        management  firm, since April 1996.
                                        Mr.  Klafter was counsel at White &
                                        Case,  a law firm,  from January 1,
                                        1993  until  December  1993,  and a
                                        partner   at  White  &  Case   from
                                        January 1994 until April 1996.  Mr.
                                        Klafter's   law   practice  was  in
                                        general commercial litigation, with
                                        an emphasis on  real-estate-related
                                        matters,      including     leases,
                                        mortgages and loan  work-outs.  Mr.
                                        Klafter    holds   a   B.A.    from
                                        Northwestern  University and a J.D.
                                        from New York University  School of
                                        Law.  He  serves  on  the  Visiting
                                        Committee  of the  College  of Arts
                                        and   Sciences   of    Northwestern
                                        University.

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

Richard A. Mandel (35)..............    Mr. Mandel has been  the  President
Alternate Nominee                       of  the   Brokerage   Division   of
Kennedy-Wilson International            Kennedy-Wilson   International,   a
1270 Avenue of the Americas             real    estate     brokerage    and
Suite 1818                              investment   firm,  since  December
New York, New York 10020                1996.   From   October  1993  until
                                        December  1996,  Mr.  Mandel  was a
                                        Managing  Director in charge of the
                                        Asian Operations of  Kennedy-Wilson
                                        International. From January 1, 1993
                                        until   October   1993,  he  was  a
                                        Director of Jones Lang   Wootton, a
                                        real   estate    brokerage    firm.
                                        Mr. Mandel  is  a   member  of  the
                                        Board     of      Directors      of
                                        Kennedy-Wilson  International.  Mr.
                                        Mandel holds a B.A. from Washington
                                        University  in  St.  Louis  and  an
                                        M.B.A.       from      Northwestern
                                        University's    Kellogg    Graduate
                                        School of Management.

Daniel Shuchman (32)                    Mr. Shuchman has been a  member  of
Gotham Partners Management Co. LLC      the   investment  team  at   Gotham
110 East 42nd Street, 18th Floor        Partners   Management  Co. LLC,  an
New York, New York 10017                investment management  firm,  since
                                        October 1994.  Mr.  Shuchman was an
                                        investment  banker at Goldman Sachs
                                        & Co., an investment  banking firm,
                                        from  January 1, 1993 until  August
                                        1994.  Mr.  Shuchman  holds  a B.A.
                                        from     the      University     of
                                        Pennsylvania.

Steven S. Snider (41)                   Since January 1, 1993,  Mr. Snider
Hale and Dorr LLP                       has been a  senior  partner at Hale
1455 Pennsylvania Avenue, N.W.          and  Dorr LLP,  a  law  firm.   Mr.
Washington, D.C. 20004                  Snider  holds  an A.B. from Cornell
                                        University  and  a  J.D.  from  the
                                        University of Chicago Law School.

Mary Ann Tighe (49)                     Since  January 1,  1993,  Ms. Tighe
Insignia/ESG                            has  been  an  Executive   Managing
200 Park Avenue                         Director   and  a  member  of   the
New York, New York 10166                Executive  and  Strategic  Planning
                                        Committees   of  Insignia/ESG,    a
                                        commercial  real estate  firm.  Ms.
                                        Tighe holds a B.A. from  Georgetown
                                        University  and a  master's  degree
                                        from the  University  of  Maryland.
                                        She is on the Board of Directors of
                                        New 42nd Street.

James A. Williams (55)..........        Since January 1, 1993, Mr. Williams
Williams, Williams, Ruby                has been the President of Williams,
  & Plunkett PC                         Williams, Ruby & Plunkett PC, a law
380 N. Woodward Avenue,                 firm.  Mr.  Williams  has also been
Suite 380                               the  Chairman of Michigan  National
Birmingham, Michigan  48009             Bank    and    Michigan    National
                                        Corporation  since  November  1995.
                                        Mr.  Williams holds a B.A. from the
                                        University  of Michigan  and a J.D.
                                        from  Wayne  State  University  Law
                                        School. Mr. Williams is Chairman of
                                        the  Henry  Ford  Hospital  in West
                                        Bloomfield,   Michigan.   He  is  a
                                        Trustee of Henry Ford Health System
                                        and    the    Oakland    University
                                        (Michigan)  Foundation and a member
                                        of the  Board of  Governors  of the
                                        Cranbrook School.

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

     If the Gotham Proposal is adopted and all of the Gotham Nominees are elected to the Board, the Gotham Nominees will constitute a majority of the Board. If the Gotham Nominees are elected to the existing Class II seats on the Board that will be open at the Annual Meeting, but the Gotham Proposal is not adopted by the Beneficiaries of the Company, the Gotham Nominees will not constitute a majority of the Board, but the three Gotham Nominees elected in such case will, in accordance with their fiduciary duties, use their positions on the Board to urge the Board to make certain changes to senior management and to explore other alternatives to maximize shareholder value in a manner that would preserve and maximize the value of the Company's stapled-stock structure.

     The Gotham Nominees will not receive any compensation from Gotham for their services as Trustees of the Company. Gotham has agreed to indemnify all of the Gotham Nominees against any costs, expenses and other liabilities associated with their nomination and the election contest. Each of the Gotham Nominees has consented to being a nominee of Gotham for election as a Trustee of the Company and to serve as a Trustee if so elected.

     According to the Company's public filings, if elected as Trustees of the Company, the Gotham Nominees who are not employees of the Company would receive under the Company's current policies an annual retainer fee of $12,000 and an attendance fee of $500 for each meeting of the Board and each committee meeting attended, except for certain committee meetings for which an attendance fee of $250 is paid. The Gotham Nominees, if elected, may consider modifying this fee-based compensation structure to an equity-based incentive program.

     In order to further align their interests with those of the Company's Beneficiaries, the Gotham Nominees who are affiliated with Gotham, namely William A. Ackman, David P. Berkowitz, David S. Klafter and Daniel Shuchman, have agreed to waive all fees and any other compensation payable to them by the Company in the course of their service as Trustees.

     All Trustees of the Company would be reimbursed by the Company for expenses incurred in connection with their services as Trustees of the Company. The Gotham Nominees, if elected, will be indemnified by the
Company for service as a Trustee of the Company to the extent indemnification is provided to Trustees of the Company under the Declaration of Trust of the Company and the By-Laws of the Company, as amended (the "By-Laws").

     The beneficial ownership of Shares by the Gotham Nominees and certain additional information concerning the Gotham Nominees and other participants in this solicitation is set forth on Schedule I of this Proxy Statement.

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

     Gotham does not expect that any of the Gotham Nominees will be unable to stand for election, but, in the event that any one of the Gotham Nominees is unable to stand for election, the Shares represented by the enclosed WHITE proxy card will be voted for Richard A. Mandel instead of such Gotham Nominee. In addition, Gotham reserves the right to nominate substitute or additional persons if the Company makes or announces any changes to its By-Laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Gotham Nominees. The Company has contested Gotham's nomination of the Gotham Nominees and its making of the Gotham Proposal and is seeking to prevent and nullify such nominations and proposal. See "Certain Litigation." In any such case, Shares represented by the enclosed WHITE proxy card will be voted for all such substitute or additional nominees selected by Gotham.

     In accordance with applicable regulations of the Securities and Exchange Commission (the "Commission" or "SEC"), the WHITE proxy card affords each Beneficiary the opportunity to designate the names of any of the Gotham Nominees whom he or she does not desire to elect to the Board. Notwithstanding the foregoing, Gotham urges Beneficiaries to vote for all of the Gotham Nominees on the enclosed WHITE proxy card. The persons named as proxies on the enclosed WHITE proxy card will vote, in their discretion, for each of the Gotham Nominees who is nominated for election and for whom authority has not been withheld.

     YOU ARE URGED TO VOTE FOR THE ELECTION OF THE GOTHAM NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

                       BACKGROUND OF THE SOLICITATION

     On June 4, 1997, Gotham and Gotham II filed a Schedule 13D with the Commission which stated in relevant part that:

          [Gotham and Gotham II] acquired the Shares and Options for investment purposes, and for the reasons set forth in the following paragraphs. In general, [Gotham and Gotham II] pursue an investment objective that seeks capital appreciation. In pursuing this investment objective, [Gotham and Gotham II] analyze and evaluate the performance of securities owned by them, including the Shares and the Options, and the operations, capital structure and markets of companies in which they invest, including the Company, on a continuous basis through analysis of documentation on and discussions with knowledgeable industry and market observers and with representatives of such companies (often at the invitation of management).

          [Gotham and Gotham II] believe that the Company has significant unrealized equity potential which can be realized if the Company is able to execute a substantial number of sizable acquisitions of real-estate-intensive operating businesses at attractive prices. [Gotham and Gotham II] are concerned that existing management may not have the requisite background and experience to implement such a value-maximizing strategy. [Gotham and Gotham II] are concerned that the Company's management, over the past eight months, has raised equity capital in a manner which has been unnecessarily dilutive to existing shareholders of the Company.

          [Gotham and Gotham II] will continuously assess the Company's business, financial condition, results of operations and prospects, general economic conditions, the securities markets in general and those for the Company's securities in particular, other developments and other investment opportunities. Depending on such assessments, and based on, among other reasons, the matters set forth in the preceding paragraph, [Gotham and Gotham II] may seek to actively influence the management and affairs of the Company, including, without limitation, by making proposals and taking other actions as to, among other things, new management for the Company, a new slate of directors, an extraordinary corporate transaction such as a merger or reorganization, modification of the Company's Declaration of Trust or By-laws, or other similar or related matters.

          In addition, one or more of [Gotham and Gotham II] may acquire additional Shares or Options or may determine to sell or otherwise dispose of all or some of its holdings of Shares or Options. Such actions, and any action of the nature referred to in the preceding sentence, will depend upon a variety of factors, including, without limitation, current and anticipated future trading prices for such common stock, the financial condition, results of operations and prospects of the Company, alternative investment opportunities, general economic financial market and industry conditions, and future actions of the Company and its management.

     On July 14, 1997, the following letter was sent to the Board of Trustees of the Company and the Board of Directors of First Union
Management, Inc., the Company's affiliated management company:

     Mr. James C. Mastandrea
     Chairman/President/CEO
     First Union Real Estate
     55 Public Square, Suite 1900
     Cleveland, OH 44113

     To:   The Trustees of First Union Real Estate Equity and Mortgage
               Investments
           The Directors of First Union Management, Inc.

     As you may know from our recent 13D filing, we have a substantial investment in First Union Real Estate Equity and Mortgage Investments ("FUR" or "the Company"). We are writing to you because we believe the Company has significant unrealized equity appreciation potential which is unlikely to be realized under the Company's current leadership.

     In light of the Company's recent dramatic change in strategic direction, we believe that it is appropriate for the Board to determine whether the Company's newly proposed strategic plan is the best plan to maximize shareholder value after considering all alternatives. We believe it is similarly appropriate for the Board to assess whether existing management possesses the skills required to implement the Company's intended strategic plan.

     We have outlined the four primary reasons for our concerns below. In addition, we describe the value-maximization strategies chosen by the other paired-share(FN1) REITs because we believe they provide a good background for the Board's consideration. We conclude by discussing current management's responses to value-maximizing suggestions we have made and, in light of management's response, our proposed future course of action for the Company.

     I. MANAGEMENT APPEARS TO HAVE BEEN UNAWARE OF THE COMPANY'S CORPORATE STRUCTURE

     FUR's strategic direction has changed dramatically in recent months due to the discovery by the Company's shareholders of FUR's unusual and potentially valuable stapled-stock corporate structure. As recently as the Company's

[FN]
1. In this letter, we use "paired-share" and "stapled-stock" interchangeably to refer to those REITs which were grandfathered under the tax law to permit their remaining "stapled" after June 30, 1983.

     convertible preferred stock offering on October 23, 1996, the Company's "five-year strategic plan" consisted of "renovating the properties, repositioning the asset portfolios through targeted acquisitions and dispositions, and improving the operations of the Company (Preferred prospectus, page S-3)."

     On the road show for the convertible offering in October, management stated that the Company was targeting acquisitions of shopping malls and apartments and intended to dispose of the Company's office portfolio. Management made no mention of the Company's stapled-stock structure on the road show nor did it announce any plans to make acquisitions of parking lots or operating companies. As part of its stated acquisition strategy, the Company, after completion of the offering, purchased a 146-unit apartment complex on December 11, 1996.

     Unlike the strategic plan disclosed in the Company's convertible prospectus offering circular, the Company's strategic plan announced on May 27, 1997 at its road show in New York was materially different. Mr. James C. Mastandrea, the Company's chairman, chief executive officer, and president, publicly indicated that maximizing the value of the Company's paired-share structure was part of FUR's five-year strategic plan that he claimed to have formulated more than one and one-half years ago (i.e., in late 1995.) When Mr. Mastandrea was questioned by shareholders as to why the Company did not promote its unusual and preferential corporate structure during the preferred offering, he replied, "We did not want new shareholders to buy the stock for the wrong reason." Despite this concern, it is noteworthy that beginning December 4, 1996 the Company changed its tag line on all of its press releases from:

               First Union Real Estate Investments (NYSE: FUR) is an equity real estate investment trust (REIT) specializing in repositioning real estate to extract intrinsic value (October 24, 1996 company press release).

         to:

               First Union Real Estate Investments (NYSE: FUR) is the only equity real estate investment trust (REIT) with a "stapled stock" management company, First Union Management, Inc. First Union together with its management company specializes in repositioning a variety of real estate property types to extract intrinsic value (December 4, 1996 company press release).

     If, indeed, the Company's strategic plan previously had been to maximize the value of the Company's stapled-stock structure, then investors in the Company's preferred offering were not properly informed of the purpose for which the Company raised equity. The Company's use of a material amount of its available capital to purchase the $312 million Marathon mall portfolio on October 1, 1996, when that acquisition did not in any way allow the Company to benefit from its stapled-stock structure, is a further indication that use of the structure was not part of the Company's strategic plan.

     After the Company's stapled-stock structure was noted by investors who carefully reviewed the fine print in the "Federal Income Tax Considerations" section at the back of the prospectus for the preferred offering, management apparently revised its publicly disclosed strategic plan.(FN2) According to the Company's May 28, 1997 prospectus, "The Company's primary business focus will be to acquire parking structures and surface lots throughout North America and to sell non-core assets (page S-3)." The Company's first step in its new strategic plan was to acquire a controlling interest in Imperial Parking Limited.

     It is troubling that management was apparently unaware of the Company's value-enhancing corporate structure and disconcerting that management has been unwilling to acknowledge its prior ignorance of the structure. In fact, disingenuous statements by management have caused us to question management's motives.

     II. OVERPAYMENT FOR IMPERIAL PARKING ACQUISITION

     Based on management's recent actions as well as its background and experience, we do not believe that management possesses the requisite skills to successfully implement the Company's strategic plan. This lack of experience is demonstrated in part by management's pursuit and acquisition of Imperial Parking.

     We believe that the price paid by FUR for Imperial Parking was well in excess of the fair market value of the company. We arrive at this conclusion by comparing (1) Imperial's acquisition multiple with that paid for Allright Parking, a superior parking company which has real property parking assets in addition to a third-party management business, (2) by considering the after-tax yield FUR will earn on the price paid for the business, and (3) by comparing the price paid by FUR with the price paid by Onex, the seller, to take Imperial private less than one year before.

     FUR paid approximately 17 times 1996 fiscal year EBITDA for Imperial Parking Ltd. in April of 1997. A group comprised of Apollo Real Estate and AEW Realty Advisors paid less than 10 times 1996 fiscal year EBITDA for Allright Parking in October of 1996. While the acquisition multiple paid by FUR looks high by comparison, it is even more extreme when one compares the two companies.

[FN]
2. An electronic text search of First Union's public filings for the previous ten years reveals that there is no other reference to FUR being a stapled-stock company in any of the Company's public filings.

     Imperial and Allright are comparable in some respects. Both are dominant parking management companies in their respective markets. Allright, however, has several materially superior qualities to Imperial. Among other factors, Allright generates more than five times the EBITDA that Imperial generates and 55% of Allright's EBITDA is from parking lots it owns. Most significantly for FUR, Allright can be acquired by the REIT entity of a stapled-stock REIT, allowing a significant component of the company's earnings to be shielded from corporate level taxation. Because Imperial Parking does not own the properties it manages, it cannot be acquired by the REIT entity of a stapled-stock company, and therefore does not offer FUR the benefits associated with being a stapled-stock REIT. In addition, because Imperial does not own the parking lots it manages and has typically short-term management contracts, there is significantly greater uncertainty associated with the stability of its future revenue streams. In light of Imperial's absence of real estate assets, smaller size, and less stable revenue stream, we believe that FUR should have been able to acquire Imperial at a significantly lower multiple of cash flow than that paid for Allright.

     Despite management statements about the Imperial acquisition being only slightly initially dilutive, we believe the acquisition will be materially dilutive to FUR. We estimate that the Imperial acquisition will generate an initial unleveraged, after-tax yield of less than 4% on FUR's Canadian $105 million investment. Management and analysts have described the acquisition impact on the Company on a pre-tax funds from operation (FFO) basis, but because FUR will be taxed on Imperial's earnings, only an after-tax analysis is appropriate.

     We believe that management was forced to pay a tremendous premium for Imperial Parking because the business, which had only recently been acquired by the then current owner, was not officially for sale. Onex Corp. had acquired Imperial Parking for a price of approximately Canadian $60.5 million in a going-private transaction completed in June of 1996. In April of 1997, FUR paid Canadian $105 million, a more than 65% premium to the takeover premium price paid by Onex less than one year before.

     Because the price paid for acquisitions, particularly in an acquisition-intensive company, is a critical determinant of the returns earned for shareholders, we are extremely concerned about the execution of future acquisitions by the existing management team.

     III. MANAGEMENT HAS DILUTED SHAREHOLDERS WITH POORLY EXECUTED EQUITY OFFERINGS

     Management's ability to raise equity successfully is a critical requirement for shareholder value maximization. The timing, amount, structure and prices of equity offerings will significantly affect shareholder risk and return in the future.

     In October 1996, FUR raised equity for the first time in nearly twenty years. Management's execution of its preferred-stock offering and two follow-on common stock offerings indicate that management lacks sufficient experience to execute an optimal capital-raising program.

     In a recent press release, the Company promotes as an accomplishment that it has raised equity three times since October of 1996. The press release does not make reference to the pricing, structure, and timing of the offerings. We believe that all three offerings were ill-timed and poorly executed -- the first offering because of management ignorance of the Company's stapled-stock structure, the second and third offerings because of management's efforts to dilute the ownership stake of certain substantial shareholders of the Company.

     The first $57.5 million equity offering was for preferred equity convertible into common stock at $7.5625, a price which was, and remains, significantly below the Company's real estate net asset value per share, not including any value for the Company's stapled-stock structure. Raising $57.5 million of convertible preferred stock at a substantial discount to net asset value is a desperate act of a distressed REIT. Management, however, did not seem to be aware that the pricing of the offering was not favorable, nor did it give any indication that the proceeds of the offering were to be used to acquire operating businesses:

               This is the first time First Union has been to the equity market since 1977. The successful completion of this offering, reflected by the favorable pricing and strong demand, is evidence that the market supports our strategic plan to reposition assets to maximize total return to shareholders (James C. Mastandrea, October 24, 1996 Company Press Release).

     Had the Company been aware of the implications of its stapled-stock structure and actively promoted the structure's value, we believe the offering could have been accomplished at a significantly higher price.

     Four months later on January 28, 1997, the Company sold $47.4 million of common equity at $12.125 using an offering memorandum which directly promoted the Company's stapled-stock structure: "First Union also intends to utilize its stapled stock structure to maximize the total return to First Union

     Shareholders . . . (p. S-7)." The offering was accomplished without a road show or any public announcement (until after the offering was completed), and without the knowledge of most of the major shareholders of the REIT. Despite the fact that the stock was well bid for in the public market at $13.125 on the date of the completion of the offering, management sold stock to previously uninvolved investors at $12.125 per share, a $1.00 discount before including the $0.303 underwriting discount.

     The Company's third equity offering in eight months was achieved at a price significantly below the stock's trading price for several weeks prior to the offering. This common stock offering was completed at $12.50 when stock had been trading at $14.00+ per share until word of the impending offering spread on Wall Street.

     One might reasonably ask why the Company, despite hiring well-regarded investment bankers, executed these offerings so poorly. Based on the secretive nature of the second offering and the inopportune timing of the third offering, we believe the primary reason for the structure and timing of these offerings was to dilute the voting stake of certain major shareholders of the Company regardless of the most effective means, timing, and price for raising equity. Had management been interested in raising equity at the highest possible price, we believe the Company would have solicited the participation of the Company's largest shareholders.

     Management's demonstrated inability to execute an optimal equity capital raising program and its indifference to the dilution of existing shareholders raise significant concerns about management's ability to implement its strategic plan to maximize the value of the Company's stapled-stock structure.

     IV. MANAGEMENT LACKS THE REQUISITE BACKGROUND AND EXPERIENCE

     Even if one were to ignore management's poorly executed equity offerings and the Company's overpayment for Imperial Parking, we believe that an examination of management's background and experience casts significant doubt on its ability to manage an acquisition-intensive operating business.

     In order to maximize the value of the Company's structure, management has acknowledged that the Company must invest substantial capital in numerous acquisitions of real-estate-intensive operating businesses at attractive prices while simultaneously seamlessly combining these organizations into the Company's existing base of operations. Management has affirmed these requirements by announcing an intention to complete $700-800 million of parking acquisitions over the next three years. The skills required for the Company's recently revised plan to conduct an acquisition-intensive investment program are materially different from those required under its prior plan to renovate and reposition an existing portfolio of shopping center and office assets.

     Current management's background and experience is primarily that of real estate asset management with very limited real estate acquisition experience. Because of the Company's overleveraged balance sheet and underperforming assets over the past several years, the Company did not have an opportunity to complete a significant number of acquisitions and attract an experienced acquisition team.

     The oversight and guidance for existing management is provided by Mr. Mastandrea. Mr. Mastandrea was hired by the Company to replace the retiring chairman and to assist the Company in turning around its troubled real estate portfolio. Renovating, leasing, and repositioning shopping centers require different skills from those required to implement the Company's current strategic plan. Operating company acquisition and management experience do not appear to be present in Mr. Mastandrea's resume. A review of Mr. Mastandrea's background indicates that prior to joining FUR, he was primarily a single family home builder and real estate consultant.

     The existing senior management of the Company, prior to the purchase of Imperial Parking, had never made an acquisition of an operating business. We believe the acquisition of Imperial Parking, particularly the price paid, demonstrates management's inexperience in acquiring operating companies.

     Management has actively promoted the rise in the Company's share price since October of 1996 as evidence that Wall Street approves of management and the Company's strategic plan. In contrast to management's statements, we believe that Wall Street's acceptance of these offerings and the stock's substantial appreciation have been largely driven by investors' discovery of the Company's stapled-stock structure and their belief that the board of directors will pursue a value-maximization strategy similar to the other paired-share REITs. Speculation concerning investor interest in the Company, fueled by Apollo Real Estate's 13D filings, have also likely contributed to the stock's appreciation.

     We do not fault management for lacking the required experience to implement the current plan because senior management was hired to execute the Company's prior strategic plan. We do, however, fault existing members of management for attempting to implement a strategic plan for which they lack the requisite experience. In light of our concerns, we believe the Board should consider the value-maximizing strategies of the other paired-share REITs outlined below.

     VALUE-MAXIMIZATION STRATEGIES THE BOARD SHOULD CONSIDER

     We believe that an analysis of the shareholder value-maximization techniques of the other three paired-share REITs will be useful in assisting the Board in identifying the best shareholder value-maximization approach for the Company:

     Hotel Investors Trust/Hotel Investors Corp. was an over-leveraged, nearly defunct paired-share REIT when Starwood Capital Group agreed to contribute its hotel assets to the REIT in December 1994 in exchange for paired-share units in the company's recently formed UPREIT. The companies were renamed Starwood Lodging Trust.

     Since Starwood Lodging Trust's recapitalization, Barry Sternlicht, Chairman of Starwood, and a newly-identified, extremely experienced management with substantial hotel operating and acquisition experience have acquired numerous full service hotel assets at attractive prices. Starwood Lodging Trust has raised equity capital in a series of carefully-timed offerings at prices which have been minimally dilutive to shareholders. The share price of Starwood Lodging Trust has appreciated from approximately $10.00 per share in late 1994 to over $44.00 per share today. The success of Starwood has attracted significant interest in the three other remaining grandfathered paired-share REITs.

     California Jockey Club/Bay Meadows Operating Company is a paired-share REIT whose business was primarily owning and operating the Bay Meadows Race Track. In August of 1996, Hudson Bay Partners, L.P., an entity affiliated with Crescent Real Estate Equities and Richard Rainwater, made a recapitalization proposal to Cal Jockey whereby Hudson Bay would invest $300 million to purchase new equity in the Companies. Other interest in the REIT encouraged its board to hire an investment banker to solicit other proposals from interested parties. In October of 1996, Cal Jockey selected Patriot American Hospitality as the winning bidder with its $33.00 cash or stock offer. From the time the Hudson Bay offer was made public, the stock has appreciated from approximately $17.00 per share to in excess of $44.00 today. Gotham Partners, L.P. and Gotham Partners II, L.P. had a combined 6.3% stake in California Jockey Club prior to the Patriot offer.

     Santa Anita Realty/Santa Anita Operating Company (the "Santa Anita Companies" or "SAR") is a paired-share REIT whose business was primarily owning and operating the Santa Anita Race Track in Arcadia, California as well as a small portfolio of shopping centers, office buildings, and apartments. In August of 1996, the Santa Anita Companies agreed to sell $138 million of stock to Colony Capital, a well-regarded real estate opportunity fund. At the time of the Colony offer,

     SAR's stock was trading at approximately $13.50 per share. The Colony proposal precipitated significant interest from other investors. Ultimately, Morgan Stanley held an auction which was won by Meditrust, a health care REIT, which offered stock consideration valued at $31.00 per share. Gotham Partners, L.P. was part of a losing bid to acquire control of Santa Anita.

     In summary, by examining the value-maximization strategies of the boards of directors of the other three paired-share REITs, we conclude that shareholder value maximization is best accomplished by attracting new investors with the skills and access to deal flow required to maximize the value of a paired-share REIT's structure and the willingness to invest substantial equity capital in the Company as a demonstration of their commitment to value-maximization.

     MANAGEMENT'S RESPONSE TO SHAREHOLDER VALUE-MAXIMIZATION PROPOSALS

     In conversations with management in which we have suggested potential partners to assist the Company in achieving shareholder value maximization, Mr. Mastandrea has indicated to us that, regardless of the potential for shareholder value maximization, he is unwilling to consider any proposal to the Company which does not allow him to remain in control of FUR.

     We have suggested to Mr. Mastandrea that he consider adding some of the Company's significant shareholders to the Board, which would likely give the substantial owners of the Company greater comfort in FUR's ability to implement its strategic plan. Mr. Mastandrea has responded by indicating that he is unwilling to consider the addition of any of FUR's major shareholders to the Board.

     We have suggested that the Company could acquire significant management talent and attractive assets by using its stock (or operating partnership units in a newly-formed UPREIT) as a currency for the acquisition of a real-estate-intensive operating business. Mr. Mastandrea has responded that he is unwilling to consider any transaction which would give an outside investor a substantial interest in the Company even if the acquisition were structured to preserve the Company's important tax characteristics.

     Unlike the management and boards of directors of the other paired-share REITs, the management of FUR has adopted a "go it alone" strategy in its approach to shareholder value maximization. In adopting this strategy, we believe that the current management has overestimated its capabilities and underestimated the experience and skills required to maximize the Company's value.

     Ultimately, we believe that the current management is not objective in evaluating its abilities to manage the Company going forward.

     OUR PROPOSAL FOR THE FUTURE

     Mr. Mastandrea has accused us and other shareholders of the Company who question the Company's current management experience and strategic plan of being short-term opportunists. Speaking for Gotham, this is false. We are not seeking, nor would we accept, greenmail. Gotham is not a short-term trading fund, nor are we risk arbitrageurs. Rather, we seek investments which offer high rates of return over a many-year holding period. We have learned from the example of Warren Buffett to seek investments in great businesses managed by people whom we like, trust, and admire, which we can hold forever. Please help make First Union a permanent investment for Gotham Partners and all of FUR's shareholders.

     We believe there is tremendous potential value in First Union. We urge you to unlock that value by replacing management with new leadership that is committed to utilizing the stapled-stock structure in an effective and value-enhancing manner, has relevant and credible experience, and views shareholders as an important constituency, not as an adversary.

     We would like to meet with you to discuss these concerns further as well as answer any questions you may have.

     Very truly yours,

     Gotham Partners, L.P.
     Gotham Partners II, L.P.

     /s/ William A. Ackman
     ---------------------
     William A. Ackman

     /s/ David P. Berkowitz
     ----------------------
     David P. Berkowitz

     On July 21, 1997, the following letter was sent by Mary Ann Jorgenson of Squire, Sanders & Dempsey, L.L.P., outside counsel to the Company, to Stephen Fraidin of Fried, Frank, Harris, Shriver & Jacobson, special counsel to Gotham and Gotham II:

     Stephen Fraidin, Esq.
     Fried, Frank, Harris, Shriver & Jacobson
     One New York Plaza
     New York, New York  10004

     RE:  Gotham Partners Management Co. LLC
          ----------------------------------

     Dear Mr. Fraidin:

     I would like to take this opportunity to voice some concerns raised by the recent letter your client sent to the Trustees of First Union Real Estate and Mortgage Investments and to the directors of its related management company.

     We can expect considerable discourse among the participants in this arena. Our concern is that discussion not stray from the facts. The reference to Warren Buffett and his standard of "trust" being used to suggest, by innuendo, that the management of First Union, and specifically Chairman and CEO James C. Mastandrea, lacks integrity and honesty was utterly inappropriate and so closely toes the line that it requires mention. Hopefully, this will not occur again.

                                      Very truly yours,

                                      /s/ Mary Ann Jorgenson
                                      ----------------------
                                      Mary Ann Jorgenson

     On July 23, 1997, Gotham and Gotham II sent the following letter to James C. Mastandrea, the Chairman, President and CEO of the Company:

     Mr. James C. Mastandrea
     Chairman/President/CEO
     First Union Real Estate
     55 Public Square, Suite 1900
     Cleveland, OH  44113

     Dear Mr. Mastandrea:

     On July 14, we sent a letter to the Trustees of First Union Real Estate and Mortgage Investments and the Directors of First Union Management, Inc. In that letter we asked the Trustees and Directors, as fiduciaries for the company's shareholders, to consider two questions. First, is the company's new strategic plan the most appropriate plan to ensure long-term maximization of shareholder value? Second, is the current management team capable of identifying, executing, and integrating the acquisitions necessary to maximize the value of the company's unusual corporate structure?

     We offered what we believe to be reasoned arguments for questioning the logic of the company's recently revised strategic plan and current management's ability to implement it. In the subsequent week, we have received no substantive response to our letter.

     We are truly interested in being long-term shareholders of First Union and enjoying the benefit of the company's unusual corporate structure over a multi-year period. We have absolutely no interest in any arrangement through which we receive short-term benefit at the expense of other shareholders. Further, we have several specific proposals which we believe will manifest our long-term commitment to First Union.

     We would appreciate the opportunity to meet with the Trustees of First Union Real Estate and Mortgage Investments and the Directors of First Union

     Management, Inc. to discuss our original concerns and our proposals for the future. We will make ourselves available at your convenience in Cleveland, New York, or any other mutually agreeable location. We look forward to your response.

     Very truly yours,

     Gotham Partners, L.P.
     Gotham Partners II, L.P.

     /s/ William A. Ackman
     ---------------------
     William A. Ackman

     /s/ David P. Berkowitz
     ----------------------
     David P. Berkowitz

     On August 20, 1997, James C. Mastandrea sent the following letter to David P. Berkowitz of Gotham:

     Mr. David P. Berkowitz
     Gotham Partners Management Co. LLC
     110 East 42nd Street, 18th Floor

     New York, NY  10017

     Dear Mr. Berkowitz:

     First Union's Board of Trustees has asked me to respond to your most recent correspondence.

     Your comments about the Trust's strategy and your stated intentions concerning control of the Trust cause the Board to be concerned about the impact your actions could have on First Union's REIT status. Accordingly, in fulfilling its obligations as fiduciaries to all of our shareholders, the Board formally requests certain information about your holdings pursuant to Section 11.7 of the Declaration of Trust of First Union and Article VI, Section 6(c) of the By-Laws. Specifically, kindly describe in writing the nature of all such actual, "constructive" (as defined under the Internal Revenue Code) and "beneficial" (as defined under Section 13(d) of the Securities Act of 1934) ownership of First Union securities by you, your partner, Mr. Ackman, and by any and all Gotham entities, affiliates and group members. In addition, we are requesting that you provide detailed information about the legal status, structure and ownership of each such entity, affiliate and group member.

     Once we have received and reviewed this written information, we will be in a position to consider the proposals you mention. If you will send your suggestions in writing to my attention, the Board will give them the same consideration it gives all shareholder proposals.

     I look forward to hearing from you.

                                      Sincerely,

                                      /s/James C. Mastandrea
                                      ----------------------
                                      James C. Mastandrea

     On September 8, 1997, William A. Ackman of Gotham sent the following letter to James C. Mastandrea:

     Mr. James C. Mastandrea
     First Union Real Estate Investments
     55 Public Square Suite 1900
     Cleveland, OH  44113

     Dear Jim:

     We are disappointed that the only substantive response to our letters to you is your request of August 20, 1997 for certain information from us. We assume that your questions about our ownership in First Union relate to the Board's concern about the Trust maintaining its special tax status. We assume that you are acting in good faith by addressing these questions to us, rather than attempting to make it cumbersome for us to work with the Trust in our attempt to increase shareholder value.

     Please be assured that we are well aware of the risks to First Union of a loss of the Company's REIT status or its favorable paired-share structure. In an effort to be responsive, we have addressed your questions below.

     As of the date hereof, Gotham Partners, L.P., a limited partnership, is the actual owner of 877,825 common shares of First Union and constructively owns, within the meaning of Treasury Regulation 1.857-8(c) and Section 544 of the Internal Revenue Code (through ownership of an option), an additional 1,183,150 common shares. In addition, as of the date hereof Gotham Partners II, L.P., a limited partnership, is the actual owner of 9,075 common shares of First Union and constructively owns (as defined above) an additional 16,850 common shares. Neither I nor David Berkowitz, nor any entity under our control, actually, constructively (as defined above) or beneficially owns any other equity interests in First Union.

     We sincerely hope that now that you have received this information you will turn to more fundamental issues, in particular, those raised in our July 14, 1997 letter. As we stated in that letter, we would welcome the opportunity to meet with the Board so that we can discuss our concerns and any proposals we may have in more detail.

     Sincerely,

     /s/William A. Ackman
     --------------------
     William A. Ackman

     On October 7, 1997, Mr. Mastandrea sent the following letter to Mr.
     Berkowitz:

     Mr. David P. Berkowitz
     Gotham Partners Management Co. LLC
     110 East 42nd Street, 18th Floor
     New York, NY 10017

     Dear David:

     We received your letter of September 8, 1997. It is simply not responsive to the Board's demand for information about the structure of your entities and your group. In particular, you are obligated to provide the names of each and every member of Gotham I and II, as well as each and every member of other entities who own First Union stock. Undoubtedly you are aware that you are obligated under the Declaration of Trust to divulge such ownership information.

     Your partial response and your use of 13D amendments as a media campaign look more like market games than real shareholder interest. If you have serious proposals for First Union's future, provide the ownership information we need, and put your proposals in writing.

                                      Sincerely,

                                      /s/James C. Mastandrea
                                      ----------------------
                                      James C. Mastandrea

     On January 8, 1998, Gotham sent the following letter to Paul F. Levin, Secretary of the Company.

     Paul F. Levin, Esq.
     Secretary
     First Union Real Estate Equity
       and Mortgage Investments
     55 Public Square, Suite 1900
     Cleveland, Ohio  44113-1937

     Dear Mr. Levin:

          Gotham Partners, L.P. ("Gotham"), a Beneficiary of First Union Real Estate Equity and Mortgage Investments (the "Company"), hereby gives notice of the following to the Secretary of the Company pursuant to Article I, Section 7 of the By-Laws of the Company:

          1. Gotham hereby nominates William A. Ackman, David P. Berkowitz and James A. Williams for election as Class II Trustees to the Board of Trustees of the Company at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof).

          2. Gotham hereby makes the proposal attached as Exhibit A hereto for consideration by the Beneficiaries at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof) (the "Proposal").

          3. Gotham hereby nominates Daniel Shuchman and Steven S. Snider for election to the two Class I seats on the Board of Trustees of the Company created as a result of the adoption of the Proposal; Mary Ann Tighe and Stephen J. Garchik for election to the two Class II on the Board of Trustees of the Company created as a result of the adoption of the Proposal; and David S. Klafter and Daniel J. Altobello for election to the two Class III seats on the Board of Trustees of the Company created as a result of the adoption of the Proposal; such elections to be held immediately following the approval of the Proposal by the Beneficiaries at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting held in lieu thereof).

          4. Gotham hereby nominates Richard A. Mandel for election to the Board of Trustees of the Company, provided that Mr. Mandel shall stand for election only in the event that any of Gotham's nominees named in paragraphs 1 or 3 above is unable for any reason to serve as a Trustee of the Company.

          Pursuant to Article I, Section 7 of the By-Laws of the Company, the following documentation is included herewith: (i) the information specified in Article I, Section 7(c)(i) of the By-Laws of the Company with respect to each of Gotham's nominees for election to the Board of Trustees, which is attached as Exhibit B hereto; (ii) a brief description of the Proposal and a statement of Gotham's reasons for making the Proposal, which is attached as Exhibit C hereto; (iii) the information required to be provided pursuant to Article I, Sections 7(c)(iii), (iv) and (v) of the By-Laws of the Company, which is attached as Exhibit D hereto; (iv) a certification by Gotham that each of Gotham's nominees meets all of the qualifications for Trustees set forth in the Amended Declaration of Trust of the Company; and (v) a certification by Gotham that the Proposal does not conflict with or violate any provision of the Declaration of Trust of the Company.

          If you have any questions concerning this notice or any related legal matters, please contact our counsel, Alexander R. Sussman of Fried, Frank, Harris, Shriver & Jacobson, at (212) 859-8551.

                                      Very truly yours,

                                      GOTHAM PARTNERS, L.P.
                                      By: Section H Partners, L.P.,
                                          its general partner

                                          By: DPB Corporation,
                                              a general partner
                                              of Section H
                                              Partners, L.P.

                                              By: /s/ David P. Berkowitz
                                                  ----------------------
                                                  David P. Berkowitz
                                                  President

                                          By: Karenina Corporation,
                                              a general partner
                                              of Section H
                                              Partners, L.P.

                                              By: /s/ William A. Ackman
                                                  ---------------------
                                                  William A. Ackman
                                                  President
28

                                 EXHIBIT A
                                 ---------

                                  Proposal
                                  --------

     Gotham Partners, L.P. ("Gotham Partners"), a Beneficiary of First Union Real Estate Equity and Mortgage Investments ("the Company"), meeting the qualifications set forth in Article I, Section 7 of the By-Laws of the Company, sets forth the following proposal to be considered by the Beneficiaries of the Company at the Company's 1998 Annual Meeting of Beneficiaries (or any Special Meeting of Beneficiaries held in lieu thereof):

     Proposed, in accordance with Article VIII, Section 8.1 of the Company's Amended Declaration of Trust, dated July 25, 1986,

     (i) that the number of Trustees constituting the full Board of Trustees of the Company shall be determined at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof) to be fixed at fifteen (an increase of six members); and

     (ii) that two of the newly-created seats of the Board of Trustees of the Company be assigned to each of Class I, Class II and Class III; and

     (iii) that, at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), in addition to electing the three Trustees to fill the seats of the three Trustees in Class II whose terms are expiring, the Beneficiaries of the Company shall also elect six Trustees (two Trustees to each of Class I, Class II and Class III) to serve in the newly-created seats established in paragraph
(ii) above.

                                 EXHIBIT B
                                 ---------

                        Trustee Nominee Information
                        ---------------------------

     The following is the information required to be given by Gotham Partners, L.P. ("Gotham") with respect to its nominees for election to the Board of Trustees of First Union Real Estate Equity and Mortgage Investments (the "Company") pursuant to Article I, Section 7(c) of the By-Laws of the Company. All of such nominees have an understanding with Gotham whereby they have agreed to be nominated to the Board of Trustees by Gotham, and to serve on such Board if elected. In addition, Gotham has agreed to indemnify each of the nominees for any liability incurred by such nominee in connection with his or her nomination for election to the Board of Trustees. None of the nominees has held any position or office with the Company or with an entity affiliated with the Company since January 1, 1993.

     WILLIAM A. ACKMAN
     -----------------

     ADDRESS: 150 Columbus Avenue, Apt. 4D, New York, New York 10023

     DATE OF BIRTH: May 11, 1966 (age 31)

     CITIZENSHIP: United States

     BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

     EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Ackman has been the Vice President, Secretary and Treasurer of GPLP Management Corp., the Managing Member of Gotham Partners Management Co. LLC, an investment management firm (and the General Partner of its predecessor entity). Mr. Ackman has been employed by Gotham Partners Management Co. LLC and its predecessor entity since January 1, 1993. Mr. Ackman was a general partner of Section H Partners, L.P., the General Partner of the Gotham Partners, L.P. and Gotham Partners II, L.P. investment funds, from January 1, 1993 through September 1993. Mr. Ackman has been the President, Secretary and Treasurer of Karenina Corporation, a general partner of Section H Partners, L.P. since October 1993.

     DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

     INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO
     ITEM 401(F) OF REGULATION S-K: None.

     DANIEL J. ALTOBELLO
     -------------------

     ADDRESS: 9727 Avenel Farm Drive, Potomac, Maryland 20854

     DATE OF BIRTH: February 28, 1941 (age 56)

     CITIZENSHIP: United States

     BUSINESS ADDRESS: ONEX Food Services, Inc., 6550 Rock Spring Drive, Bethesda, Maryland 20817

     EMPLOYMENT HISTORY: Mr. Altobello has been the Chairman of the Board of ONEX Food Services, Inc., an airline catering company, since September 1995. Mr. Altobello has been a partner in Ariston Investment Partners, a consulting firm, since September 1995. Mr. Altobello was the Chairman, President and Chief Executive Officer of Caterair International Corporation, an airline catering company, from January 1, 1993 until September 1995.

     DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: Mr. Altobello is a member of the Boards of Directors of American Management Systems, Inc. and Colorado Prime Corporation.

     INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO
     ITEM 401(F) OF REGULATION S-K: None.

     DAVID P. BERKOWITZ
     ------------------

     ADDRESS: 2109 Broadway, New York, New York 10023

     DATE OF BIRTH: March 10, 1962 (age 35)

     CITIZENSHIP: United States

     BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

     EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Berkowitz has been the President of GPLP Management Corp., the Managing Member of Gotham Partners Management Co. LLC, an investment management firm (and the General Partner of its predecessor entity). Mr. Berkowitz has been employed by Gotham Partners Management Co. LLC and its predecessor entity since January 1, 1993. Mr. Berkowitz was a general partner of Section H Partners, L.P., the General Partner of Gotham Partners, L.P. and Gotham Partners II, L.P. investment funds, from January 1993 through September 1993. Mr. Berkowitz has been the President, Secretary and Treasurer of DBP Corporation, a general partner of Section H Partners, L.P. since October 1993.

     DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

     INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO
     ITEM 401(F) OF REGULATION S-K: None.

     STEPHEN J. GARCHIK
     ------------------

     ADDRESS: 9605 Sotweed Drive, Potomac, Maryland 20854

     DATE OF BIRTH: March 12, 1954 (age 43)

     CITIZENSHIP: United States

     BUSINESS ADDRESS: The Evans Company, 8251 Greensboro Drive, Suite 850, McLean, Virginia 22102

     EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Garchik has been the President of The Evans Company, a commercial real estate development and management firm. Mr. Garchik has been the Chairman of Florida Golf Partners, L.P., a golf course ownership, operation and development enterprise, since July 1996.

     DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

     INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO
     ITEM 401(F) OF REGULATION S-K: None.

     DAVID S. KLAFTER
     ----------------

     ADDRESS: 119 Waverly Place, Apt. 3, New York, New York 10011

     DATE OF BIRTH: February 24, 1955 (age 42)

     CITIZENSHIP: United States

     BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

     EMPLOYMENT HISTORY: Mr. Klafter has been an in-house counsel and investment analyst at Gotham Partners Management Co. LLC, an investment management firm, since April 1996. Mr. Klafter was counsel at White & Case, a law firm, from January 1, 1993 until December 1993, and a partner at White & Case from January 1994 until April 1996.

     DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

     INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO
     ITEM 401(F) OF REGULATION S-K: None.

     RICHARD A. MANDEL
     -----------------

     ADDRESS: 28 Hilltop Road, Short Hills, New Jersey 07078

     DATE OF BIRTH: September 1, 1962 (age 35)

     CITIZENSHIP: United States

     BUSINESS ADDRESS: Kennedy-Wilson International, 1270 Avenue of the Americas, Suite 1818, New York, New York 10020

     EMPLOYMENT HISTORY: Mr. Mandel has been the President of the Brokerage Division of Kennedy-Wilson International, a real estate brokerage and investment firm, since December 1996. From October 1993 until December 1996, Mr. Mandel was a Managing Director in charge of the Asian Operations of Kennedy-Wilson International. From January 1, 1993 until October 1993, he was a Director of Jones Lang Wootton, a real estate brokerage firm.

     DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: Mr. Mandel is a member of the Board of Directors of Kennedy-Wilson International.

     INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO
     ITEM 401(F) OF REGULATION S-K: None.

     DANIEL SHUCHMAN
     ---------------

     ADDRESS: 203 East 72nd Street, Apt. 7D, New York, New York 10021

     DATE OF BIRTH: August 4, 1965 (age 32)

     CITIZENSHIP: United States

     BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

     EMPLOYMENT HISTORY: Mr. Shuchman has been an investment analyst at Gotham Partners Management Co. LLC, an investment management firm, since October 1994. Mr. Shuchman was an investment banker at Goldman Sachs & Co., an investment banking firm, from January 1, 1993 until August 1994.

     DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

     INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO
     ITEM 401(F) OF REGULATION S-K: None.

     STEVEN S. SNIDER
     ----------------

     ADDRESS: 1624 Foxhall Road, N.W., Washington, D.C. 20007

     DATE OF BIRTH: December 31, 1956 (age 41)

     CITIZENSHIP: United States

     BUSINESS ADDRESS: Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004

     EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Snider has been a senior partner at Hale and Dorr LLP, a law firm.

     DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

     INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO
     ITEM 401(F) OF REGULATION S-K: None.

     MARY ANN TIGHE
     --------------

     ADDRESS: 1320 York Avenue, Apt. 36B, New York, New York 10021

     DATE OF BIRTH: August 24, 1948 (age 49)

     CITIZENSHIP: United States

     BUSINESS ADDRESS: Insignia/ESG, 200 Park Avenue, New York, New York
     10166

     EMPLOYMENT HISTORY: Since January 1, 1993, Ms. Tighe has been an Executive Managing Director and a member of the Executive and Strategic Planning Committees of Insignia/ESG, a commercial real estate firm.

     DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

     INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO
     ITEM 401(F) OF REGULATION S-K: None.

     JAMES A. WILLIAMS
     -----------------

     ADDRESS: 3518 Franklin Road, Bloomfield Hills, Michigan 48382

     DATE OF BIRTH: March 30, 1942 (age 55)

     CITIZENSHIP: United States

     BUSINESS ADDRESS: Williams, Williams, Ruby & Plunkett PC, 380 N. Woodward Avenue, Suite 380, Birmingham, Michigan 48009

     EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Williams has been the President of Williams, Williams, Ruby & Plunkett PC, a law firm. Mr. Williams has also been the Chairman of Michigan National Bank and Michigan National Corporation since November 1995.

     DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

     INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO
     ITEM 401(F) OF REGULATION S-K: None.

                                 EXHIBIT C
                                 ---------

                        Description of the Proposal
                        ---------------------------

     To increase the number of Trustees on the Company's Board of Trustees from its current composition of nine members to fifteen members and to hold an election of Trustees to fill the newly-created positions along with the three seats whose terms are expiring.

                          Reasons for the Proposal
                          ------------------------

     Gotham Partners, L.P. and Gotham Partners II, L.P. ("Gotham") together are the Company's largest Beneficiaries, holding 7.19% of the outstanding shares of Beneficial Interest of the Company as well as options to acquire an additional 1.78% of the shares which Gotham intends to exercise on or before the expiration date of the options.

     On July 14, 1997 Gotham sent a letter (the "Letter") to the Company's Trustees and the Directors of First Union Management, Inc. indicating concern with the Company's recently modified strategic plan. In addition, Gotham questioned management's ability to implement a strategy which would maximize the value of the Company's stapled-stock structure, given management's limited experience acquiring and managing operating businesses. Gotham's concerns arose primarily from (1) the Company's three ill-timed, poorly-executed and dilutive equity offerings; (2) the premium price paid by the Company for Impark; and (3) the fact that Mr. Mastandrea has told Gotham that he is unwilling to enter into any transaction which would replace existing management with a new investor group and management team with the capital and experience to maximize the value of the Company's structure.

     In the Letter and a follow-up letter dated July 23, 1997, Gotham requested a meeting with the Trustees and Directors to discuss its concerns and proposals for maximizing the Company's value. These and future attempts by Gotham to meet with the Trustees and Directors have proven unsuccessful.

     The Company has stated that it intends to focus on purchasing parking assets. Despite its stated goal to acquire parking assets, the Company has used most of its financial resources ($292 million of $350 million invested in the third and fourth quarters of 1997) to acquire shopping malls which do not take advantage of the Company's stapled-stock structure. Based on management's record to date, Gotham believes that the Company has yet to demonstrate it is capable of implementing its own strategic plan.

     Mr. Mastandrea's record as Chairman, CEO, and President of the Company has been disappointing particularly when measured based on the Company's share price performance during his tenure. From the date he became Chairman of the Company on January 1, 1994 to the date prior to the Company's initial disclosure of its stapled-stock structure in its convertible preferred offering on October 24, 1996, the Company's common stock price declined 26% (from $9.625 to $7.125) while the Morgan Stanley REIT index increased by 30.6% over the same period.

     Since the Company's stapled-stock structure was revealed in the preferred stock offering prospectus, the Company's common stock has appreciated substantially. While Mr. Mastandrea claims this share price appreciation demonstrates shareholder support for management's strategic plan and represents a vote of confidence in management, Gotham believes the primary reason for this share price appreciation is public awareness of the Company's stapled-stock structure and the belief among investors that management will be replaced. Even if one includes the recent share price increase, the Company's stock has failed to keep pace with the Morgan Stanley REIT index (the Company's stock has appreciated by 67% versus 82% for the index) and has dramatically underperformed the other paired-share REITs over Mr. Mastandrea's tenure with the Company.

     Gotham believes that the existing Board of Trustees has done little to maximize shareholder value. Gotham believes this is largely due to the Board's lack of real estate expertise and insubstantial shareholdings in the Company. Mr. Mastandrea has publicly stated (Wachtell Lipton REIT conference, New York City, April 7, 1997) that he does not want his board members to own stock because the only way they can be truly independent is if they are not significant shareholders of the Company.

     Gotham believes that the best board members are those who are independent - independent of management, not independent of shareholders' interests - have significant real estate and operating company investment experience, and have a substantial cash investment in the stock in the Company. Gotham believes its nominees better meet these criteria and can better represent the interests of the shareholders than the existing board.

     As a result, Gotham intends to seek shareholder support for its nominees. Gotham will seek majority representation on the Board of Trustees at the next Annual Meeting of Beneficiaries (or any Special Meeting of Beneficiaries held in lieu thereof) and has nominated nine individuals (who are described in further detail in the accompanying nomination notice) to replace the three trustees whose terms are expiring and to fill a newly-expanded board.

     Upon gaining majority representation on the Company's Board of Trustees and after reviewing relevant information about the business and operations of the Company, Gotham expects that the new board will propose changes in the management of the Company, but has not presently identified new management. In addition, after careful analysis of various factors, in particular the value-maximization strategies of the other paired-share REITs, the new board may cause the Company to change its strategic direction, including, without limitation, identifying a strategic partner or partners, pursuing acquisitions in other real-estate-intensive operating businesses, disposing of non-core assets and/or seeking the sale of the Company in a single transaction or a series of transactions which would preserve and maximize the value of the Company's stapled-stock structure. Gotham does not currently have any specific plans regarding any of the foregoing.

                                 EXHIBIT D
                                 ---------

                           Proponent Information
                           ---------------------

     The following is the information required to be given pursuant to
Article I, Sections 7(c)(iii), (iv) and (v) of the By-Laws of First Union Real Estate Equity and Mortgage Investments (the "Company") by a
Beneficiary offering a nomination or proposal:

     1. NAME AND ADDRESS OF THE BENEFICIARY MAKING THE PROPOSAL OR NOMINATION (THE "PROPONENT") AS THEY APPEAR IN THE SHARE TRANSFER BOOKS OF THE COMPANY: Gotham Partners, L.P., 110 East 42nd Street, New York, New York 10017

     2. NAME AND ADDRESS OF ANY OTHER BENEFICIARY KNOWN BY THE PROPONENT TO BE SUPPORTING THE NOMINATION AND PROPOSAL: Gotham Partners II, L.P., 110 East 42nd Street, New York, New York 10017

     3. THE CLASS AND NUMBER OF SHARES OF BENEFICIAL INTEREST OF THE COMPANY ("SHARES") OWNED BY THE PROPONENT: Gotham Partners, L.P. owns 1,998,301 Shares and holds an option to acquire 493,150 Shares.

     4. THE CLASS AND NUMBER OF SHARES OWNED BY ANY BENEFICIARIES DESCRIBED IN PARAGRAPH 2 ABOVE: Gotham Partners II, L.P. owns 23,599 Shares and holds an option to acquire 6,850 Shares.

     5.     ANY FINANCIAL INTEREST OF THE PROPONENT IN THE PROPONENT'S
PROPOSAL: Gotham has no interest in the Proposal other than its interest as an owner of Shares and an option to acquire Shares.

                         CERTIFICATION OF NOMINEES

     Pursuant to Article I, Section 7(c) of the By-Laws of First Union Real Estate Equity and Mortgage Investments (the "Company"), the undersigned, Gotham Partners, L.P., a Beneficiary of the Company, hereby certifies that each of its nominees for election to the Board of Trustees of the Company at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), a list of whom is attached hereto as Exhibit A, meets all the qualifications for Trustees set forth in the Declaration of Trust of the Company, including, but not limited to,
Section 8.10 thereof.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 8th day of January, 1998.

                                      GOTHAM PARTNERS, L.P.

                                      By: Section H Partners, L.P.,
                                          its general partner

                                          By: DPB Corporation,
                                              a general partner
                                              of Section H Partners, L.P.

                                              By: /s/David P. Berkowitz
                                                  ---------------------
                                                  David P. Berkowitz
                                                  President

                                          By: Karenina Corporation,
                                              a general partner
                                              of Section H Partners, L.P.

                                              By: /s/William A. Ackman
                                                  --------------------
                                                  William A. Ackman
                                                  President

                                 EXHIBIT A
                                 ---------

                                  Nominees
                                  --------
                             William A. Ackman
                            Daniel J. Altobello
                             David P. Berkowitz
                             Stephen J. Garchik
                              David S. Klafter
                             Richard A. Mandel
                              Daniel Shuchman
                              Steven S. Snider
                               Mary Ann Tighe
                             James A. Williams

                         CERTIFICATION OF PROPOSAL

     Pursuant to Article I, Section 7 of the By-Laws of First Union Real Estate Equity and Mortgage Investments (the "Company"), the undersigned, Gotham Partners, L.P., a Beneficiary of the Company, hereby certifies that its proposal to be brought before the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), a copy of which is attached as Exhibit A hereto, does not conflict with or violate any provisions of the Declaration of Trust of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 8th day of January, 1998.

                                      GOTHAM PARTNERS, L.P.

                                      By: Section H Partners, L.P.,
                                          its general partner

                                          By: DPB Corporation,
                                              a general partner
                                              of Section H Partners, L.P.

                                              By: /s/David P. Berkowitz
                                                  ---------------------
                                                  David P. Berkowitz
                                                  President

                                          By: Karenina Corporation,
                                              a general partner
                                              of Section H Partners, L.P.

                                              By:/s/William A. Ackman
                                                 --------------------
                                                 William A. Ackman
                                                 President
40

                                 EXHIBIT A
                                 ---------

                                  Proposal
                                  --------

     Gotham Partners, L.P. ("Gotham Partners"), a Beneficiary of First Union Real Estate Equity and Mortgage Investments ("the Company"), meeting the qualifications set forth in Article I, Section 7 of the By-Laws of the Company, sets forth the following proposal to be considered by the Beneficiaries of the Company at the Company's 1998 Annual Meeting of Beneficiaries (or any Special Meeting of Beneficiaries held in lieu thereof):

     Proposed, in accordance with Article VIII, Section 8.1 of the Company's Amended Declaration of Trust, dated July 25, 1986,

     (i) that the number of Trustees constituting the full Board of Trustees of the Company shall be determined at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof) to be fixed at fifteen (an increase of six members); and

     (ii) that two of the newly-created seats of the Board of Trustees of the Company be assigned to each of Class I, Class II and Class III; and

     (iii) that, at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), in addition to electing the three Trustees to fill the seats of the three Trustees in Class II whose terms are expiring, the Beneficiaries of the Company shall also elect six Trustees (two Trustees to each of Class I, Class II and Class III) to serve in the newly-created seats established in paragraph
(ii) above.

     On January 16, 1998, Mr. Levin sent the following letter to Gotham:

     Gotham Partners, L.P.
     10 East 42nd Street
     New York, New York 10017
     Attn:   Mr. David P. Berkowitz
             Mr. William A. Ackman

     Gentlemen:

               The Board of Trustees (the "Board") of First Union Real Estate Equity and Mortgage Investments (the "Trust") has received your notice dated January 8, 1998 (the "Notice"), and, pursuant to Article I,
Section 7(d) of the By-Laws of the Trust, hereby gives notice to Gotham Partners, L.P. that the Notice does not satisfy the informational requirements of such Section and is therefore deficient. Because Gotham's Notice is deficient, the proposal and nominations contained in such Notice cannot be presented for action at the 1998 Annual Meeting of Beneficiaries of the Trust (the "Annual Meeting"). However, Gotham may provide curative information to the Secretary of the Trust within five (5) days from date hereof.

               As provided in Article I, Section 7(d) of the By-Laws, Gotham's Notice must set forth as to each nomination or proposal (i) the name and address of, and the class and number of shares of the Trust's capital shares which are beneficially owned by, any other beneficiaries of the Trust known by Gotham to be supporting such nomination or proposal on the date of the Notice and (ii) any financial interest of any such beneficiaries in such proposal.

               This notice addresses only those deficiencies in the Notice that are capable of being cured. The Trust does not waive any other requirements of the Declaration of Trust or By-Laws of the Trust or any deficiencies that are not curable. The Board reserves the right to omit from consideration at the Annual Meeting any proposal or nomination that has not been properly made.

                                      Sincerely,

                                      /s/Paul F. Levin
                                      ----------------
                                      Paul F. Levin
                                      Secretary

     On January 16, 1998, the Company issued the following press release:

                   FIRST UNION FILES SUIT AGAINST GOTHAM

     CLEVELAND, OHIO, JANUARY 16, 1998 -- First Union Real Estate
     Investments (NYSE: FUR) today announced that it has filed a lawsuit in the Common Pleas Court of Cuyahoga County, Ohio against two Gotham Partners limited partnerships.

     New York-based Gotham recently filed a notice with the Trust and in a
     Schedule 13-D that it intends to nominate a slate of three individuals to oppose incumbent Trustees, including its Chairman, James C. Mastandrea, and Herman J. Russell and James M. Delaney, for election to First Union's Board of Trustees at the Trust's 1998 Annual Shareholders' Meeting. Gotham also stated that it intends to propose that the size of the Board be expanded from nine to 15 members, and purports to nominate candidates for those prospective new seats as well. First Union asserts in its complaint that Gotham's proposals violate First Union's Declaration of Trust and its By Laws, and could cause permanent damage to the Trust and its shareholders.

     Mastandrea stated, "We filed this lawsuit to protect the integrity of our Declaration of Trust and minimize any potential damage which may have been created."

     First Union Real Estate Investments is a stapled-stock real estate investment trust (REIT) and its shares are traded on the New York Stock Exchange.

     On January 20, 1998, Gotham sent the following letter to Mr. Levin:

     Paul F. Levin, Esq.
     Secretary
     First Union Real Estate Equity
         and Mortgage Investments
     55 Public Square, Suite 1900
     Cleveland, Ohio 44113-1937

     Dear Mr. Levin:

     In response to your letter notice to Gotham Partners, L.P., dated January 16, 1998, we note that your purported notice is defective and ineffectual in at least three respects. First, your letter notice states that, "As provided in Article I, Section 7(d) of the By-Laws, Gotham's notice must set forth as to each nomination and proposal" certain information; but Section 7(d) has no such requirement. Second, the Board of Trustees has failed to identify, as required by Article I, Section 7(d) of the By-Laws, the "material respect" in which Gotham Partners, L.P.'s notice of nominations and proposal, dated January 8, 1998 (the "Notice"), allegedly does not satisfy the information requirements of Section 7(c). Third, Gotham Partners, L.P.'s notice did respond to the requirements of
Section 7(c) and, therefore, your quoting those requirements in your letter is inadequate to allow Gotham Partners, L.P. to correct any alleged deficiency.

     Notwithstanding the foregoing and without waiving any of our rights, we hereby provide First Union Real Estate Equity and Mortgage Investments ("First Union"), the following information:

     1. Gotham Partners II, L.P., is known by Gotham Partners, L.P. to support its nominations and proposal.

     2. The address of Gotham Partners II, L.P. is 110 East 42nd Street, 18th Floor, New York, New York 10017.

     3. Gotham Partners II, L.P. is the owner of 23,599 shares of Beneficial Interest of the Company, par value $1.00 per share (the "Shares"), and holds an option to acquire 6,850 Shares.

     4. Other than through its ownership of Shares described in item 3, Gotham Partners II, L.P. has no financial interest in the proposal referred to above.

     5. Gotham Partners, L.P. does not have knowledge of any other beneficiary of First Union supporting its nominations or proposal as of the date of the Notice.

     The foregoing is hereby incorporated by reference and made a part of the notice.

     Gotham Partners, L.P. believes that its Notice satisfies the requirements of the Declaration of Trust and By-Laws of First Union, including without limitation the informational requirements of Article I,
Section 7(c) of the By-Laws of First Union. If this does not comport with the understanding of First Union, we expect that you will provide immediate notice of that position. If First Union does not comply with the preceding sentence and attempts to omit the proposal or any of the nominations made by Gotham Partners, L.P., from consideration at the 1998 Annual Meeting of the Beneficiaries of First Union (or any special meeting of Beneficiaries of First Union called in lieu thereof), we intend to pursue all of our rights and remedies.

     Please direct all future correspondence relating to this matter to both of our litigation counsel, Alexander R. Sussman at Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, and David C. Weiner at Hahn, Loeser & Parks LLP, 3300 BP America Building, 200 Public Square, Cleveland, Ohio 44114-2301.

                                      Very truly yours,

                                      GOTHAM PARTNERS, L.P.

                                      By: Section H Partners, L.P.,
                                          its general partner

                                          By: Karenina Corporation,
                                              a general partner
                                              of Section H Partners, L.P.

                                              By: /s/William A. Ackman
                                                  --------------------
                                                  William A. Ackman
                                                  President

                                          By: DPB Corporation,
                                              a general partner
                                              of Section H Partners, L.P.

                                              By: /s/David P. Berkowitz
                                                  ---------------------
                                                  David P. Berkowitz
                                                  President
45

     On January 20, 1998, the following letter was sent by Alexander R. Sussman of Fried, Frank, Harris, Shriver & Jacobson, special counsel to Gotham and Gotham II, and David C. Weiner of Hahn, Loeser & Parks LLP, co-counsel, to Frances Floriano Goins of Squire, Sanders & Dempsey, L.L.P., counsel to the Company:

     Frances Floriano Goins, Esq.
     Squire, Sanders & Dempsey, L.L.P.
     4900 Key Tower
     127 Public Square
     Cleveland, Ohio 44114-1304

     Dear Ms. Floriano Goins:

     We are special counsel to Gotham Partners, L.P. ("Gotham I") and Gotham Partners II, L.P. ("Gotham II"). (Gotham I and Gotham II, collectively, are the "Gotham Partnerships"). Together with co-counsel, David Weiner of Hahn, Loeser & Parks, we are writing to urge your client, First Union Real Estate Equity and Mortgage Investments ("First Union"), to desist from entrenchment tactics and harassing litigation in responding to Gotham I's nominations and proposal to be voted upon at First Union's upcoming Annual Meeting. Gotham I seeks to give First Union Beneficiaries/stockholders a choice about the company's future management, business direction and value maximization strategy, by allowing stockholders the option to vote for Gotham I's nominations and proposal. At a minimum, it is obviously in the interest of First Union and all of its stockholders to avoid unnecessary and wasteful costs and burdens during the forthcoming proxy contest. We believe the contest should be decided in a businesslike manner, with free stockholder choice, full disclosure, and a vote on the merits of the Trustee candidates and their plans for First Union.

     Any disputes between the parties should be resolved without litigation. If there is to be litigation, however, it should come after the April 14 Annual Meeting and stockholder vote, in order to avoid costly distraction during the proxy contest and premature judicial consideration of issues that may be mooted by the outcome of the contest. Accordingly, we are making the following demands and taking the following actions:

     1. As the first order of business, First Union's purported "notice of deficiency" with respect to Gotham I's notice, dated January 8, 1998 of Gotham I's nominations and proposal pursuant to Article I, Section 7 of First Union's By-Laws ("Gotham I's Notice"), must be resolved immediately. Despite Gotham I's express request on page 2 of Gotham I's Notice that any questions be addressed to Mr. Sussman, the "notice of deficiency" was sent by Paul Levin, First Union's Secretary, in a letter to Gotham I, dated January 16, 1998, and was referenced in a lawsuit filed on that date, without any prior communication to Gotham I or to Mr. Sussman.

     We are enclosing a copy of Gotham I's letter response, dated as of today, to Mr. Levin's unexplained statement that Gotham I's Notice "does not satisfy the informational requirements of [First Union's By-Laws] and is therefore deficient." As Gotham I's letter explains, Mr. Levin's purported notice was defective and ineffectual. Moreover, we believe that Gotham I's Notice was in full compliance with the Trust and By-Laws as well as the informational requirements of Article I, Section 7(c) of the By-Laws. In any case, any information that was not provided was immaterial and any purported deficiency was similarly immaterial and did not require any further response.

     According to Mr. Levin's letter, "Gotham may provide curative information to the Secretary of the Trust within five (5) days from the date hereof [January 16, 1998]." Since the cure period ends tomorrow Wednesday, January 21, 1998, we require that you advise us by 2:00 p.m. today whether the Notice, as amended, is deemed effective and not deficient by First Union. If you cannot so advise me by that time, we ask that you be available this afternoon at 2:00 p.m. to join us in a conference call with the federal court (see Point 3 below), so that we may arrange for a hearing to be held at the Court's convenience tomorrow, Wednesday, January 21, 1998. At such hearing we plan to petition the Court for appropriate relief to protect the Gotham Partnerships from any claim that the informational requirements of First Union's By-Laws have not timely been met.

     2. This morning, the Gotham Partnerships have removed First Union's state court lawsuit to the United States District Court for the Northern District of Ohio, Eastern Division. Enclosed is a copy of the Notice of Removal. There is diversity between the parties and any litigation between First Union and the Gotham Partnerships will be in the context of a proxy contest with proxy violation claims subject to the federal court's exclusive jurisdiction.

     3. Despite our preference that disputes between the parties either be resolved without court intervention or subsequent to the vote at First Union's Annual Meeting, in order to protect the Gotham Partnerships' rights, we have filed counterclaims in the removed federal action. We are herewith serving the Answer and Counterclaim along with our initial discovery requests.

     4. As set forth in our federal counterclaims, First Union's management and Trustees have a fiduciary obligation to act in a manner consistent with the interests of First Union and its stockholders. While we have not named any individual counterclaim defendants, we reserve the Gotham Partnerships' right to do so should any individuals violate their fiduciary duties to the Trust and its stockholders.

     We look forward to hearing from you before 2:00 p.m. today, as requested above.

     Sincerely,

     /s/Alexander R. Sussman                 /s/David C. Weiner
     -----------------------                 ------------------
     Alexander R. Sussman                    David C. Weiner

     On January 20, 1998, Mr. Levin sent the following letter to Gotham:

     Gotham Partners, L.P.
     110 East 42nd Street, 18th Floor
     New York, New York  10017

     Attn:   Mr. David P. Berkowitz
             Mr. William A. Ackman

     Gentlemen:

     In response to your letter dated January 20, 1998 and its attempt to cure deficiencies in providing information required by Article I, Section 7(c) of First Union's By-Laws, the Notice (as defined in your letter) continues to be deficient in not identifying limited partners and other Beneficiaries and beneficial owners who support Gotham's proposal and nominations.

                                      Sincerely,

                                      /s/ Paul F. Levin
                                      -----------------
                                      Paul F. Levin
                                      Secretary

     On January 21, 1998, Gotham sent the following letter to the Secretary of the Company:

     Paul F. Levin, Esq.
     Secretary
     First Union Real Estate Equity
       and Mortgage Investments
     55 Public Square, Suite 1900
     Cleveland, Ohio 44113-1937

     Dear Mr. Levin:

     We are in receipt of your letter of January 20, 1998, in which you contend that the notice of nominations and proposal submitted by Gotham Partners, L.P. ("Gotham"), dated January 8, 1998 (the "Notice"), as supplemented by Gotham's letter, dated January 20, 1998, does not satisfy the informational requirements of Article I, Section 7(c) ("Section 7(c)") of First Union's By-Laws, because it allegedly "continues to be deficient in not identifying limited partners and other Beneficiaries and beneficial owners who support Gotham's proposal and nominations." Gotham continues to believe that your notice of deficiencies is defective and ineffectual and that Gotham's Notice satisfies the requirements of Section 7(c).

     Notwithstanding the foregoing and without waiving any of our rights, to the extent you are making a technical objection to our Notice, we hereby provide First Union the additional information attached hereto as Exhibit A.

     To the extent First Union's position results from its disbelieving our certification that Gotham Partners II, L.P. is the only "other Beneficiar[y] known by such Beneficiary [Gotham] to be supporting [Gotham's] nomination or proposal on the date of such Beneficiary's notice," which is the information required by Section 7(c), we would like to reconfirm that, as of the date of the Notice and as of today's date, Gotham has no knowledge of any Beneficiary or beneficial owner of any Shares, other than the Shares beneficially owned by Gotham and Gotham II as set forth on Exhibit A hereto, that is known to be supporting its nominations or proposal.

     We request your confirmation that Gotham has satisfied Section 7(c)'s informational requirements.

     If you still contend that our Notice and the additional information we have provided today and yesterday is somehow deficient, we request that you provide immediate notice of that position and additional time to cure.

     If First Union does not confirm that Gotham's Notice complies with
Section 7(c), Gotham reserves all of its rights and remedies and will seek appropriate relief, if and when required, in the pending federal court action.

                                      Very truly yours,

                                      GOTHAM PARTNERS, L.P.

                                      By: Section H Partners, L.P.,
                                          its general partner

                                          By: Karenina Corporation,
                                              a general partner
                                              of Section H Partners, L.P.

                                              By: /s/William A. Ackman
                                                  --------------------
                                                  William A. Ackman
                                                  President

                                          By: DPB Corporation,
                                              a general partner of
                                              Section H Partners, L.P.

                                              By: /s/David P. Berkowitz
                                                  ---------------------
                                                  David P. Berkowitz
                                                  President


                                 EXHIBIT A
                                 ---------

     We hereby provide First Union Real Estate Equity and Mortgage Investments ("First Union"), the following information, which shall be incorporated and made a part of the notice (the "Notice") of Gotham Partners, L.P. ("Gotham") to First Union relating to its proposal and nominations for consideration at First Union's 1998 Annual Meeting of Beneficiaries (or any special meeting held in lieu thereof):

     Gotham is the record and beneficial owner of 100 shares of Beneficial Interest, par value $1.00, of First Union (the "Shares"), and the beneficial owner of an additional 2,491,351 Shares (including an option to purchase 493,150 Shares). Gotham Partners II, L.P. ("Gotham II") is the beneficial owner of 30,449 Shares (including an option to purchase 6,850 Shares). The option agreements in connection with the options to acquire Shares held by Gotham and Gotham II are attached as exhibits to the
Schedule 13D of Gotham and Gotham II, as amended, which is incorporated herein by reference. Cede & Co. is the record owner of the Shares of which Gotham is the beneficial owner and not the record owner, and is the record holder of all of the Shares of which Gotham II is the beneficial holder. The address of Cede & Co. is 55 Water Street, New York, New York 10041-0099. Gotham and Gotham II intend to instruct Cede & Co. to vote such Shares held of record by Cede & Co. in favor of the proposal and nominations presented in the Notice. In addition, we note the following: the general partner of Gotham is Section H Partners, L.P. The general partners of Section H Partners, L.P. are Karenina Corporation and DPB Corporation. William A. Ackman is the President and sole shareholder of Karenina Corporation. David P. Berkowitz is the President and sole shareholder of DPB Corporation. In such indicated capacities, Section H Partners, L.P., Karenina Corporation, DPB Corporation, William A. Ackman and David P. Berkowitz may be deemed to be beneficial owners of the Shares described above as beneficially held by Gotham and Gotham II. All of such entities and persons support the nominations and proposal made by Gotham in the Notice, and the address of each of such entities and persons is care of 110 East 42nd Street, 18th Floor, New York, New York 10017. Other than through their respective interests in the Shares described above, none of such entities or persons has any financial interest in the proposal set forth in the Notice or is a Beneficiary or beneficial owner of any other Shares.

     Except as described herein and in the Notice, Gotham has no knowledge of any Beneficiary or beneficial owner of Shares that was known to be supporting its proposal and nominations as of the date of the Notice or is known to be supporting its proposal and nominations as of today's date.

     In addition, although we do not believe that the By-Laws of First Union require us to disclose the following information to First Union, in response to your letter, dated January 20, 1998, Gotham states that it does not have any knowledge of any limited partner of Gotham or Gotham II who supported Gotham's proposal and nominations on the date of the Notice, or, indeed, who supports such proposal and nominations as of today, other than those limited partners who are also nominees of Gotham. David S. Klafter and Daniel Shuchman are limited partners of Section H Partners, L.P. and of Gotham. Mary Ann Tighe and James A. Williams are limited partners of Gotham. None of such persons are Beneficiaries or beneficial owners of any Shares.

     The Notice and supplements thereto provided by Gotham to First Union assume that the definition of the term "beneficial ownership" is that contained in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. If this is not the case, you should inform us immediately of such other definition used by First Union.

                             CERTAIN LITIGATION

     On January 16, 1998, the Company filed a civil action against Gotham and Gotham II in the Court of Common Pleas, Cuyahoga County, Ohio, captioned First Union Real Estate Equity and Mortgage Investments v. Gotham Partners, L.P., et al., Case No. 347063. The Company alleges, among other things, that Gotham has failed to provide information requested of it pursuant to the Company's Declaration of Trust and By-Laws, and that therefore Gotham's Shares should be deemed to be Excess Securities under the Company's By-Laws. Under the Company's By-Laws, Shares that are deemed to be Excess Securities are not entitled to any voting rights, not considered to be outstanding for quorum or voting purposes and are not entitled to receive dividends. The Company claims that because Gotham's Shares were Excess Securities at the time Gotham made the Gotham Proposal and the nomination of the Gotham Nominees, Gotham was not entitled to present them or any other matter for consideration at the Annual Meeting.

     In addition, the Company's Complaint alleges that Gotham has failed to comply with certain provisions of the By-Laws, by not disclosing other shareholders who support the Gotham Proposal and the Gotham Nominees and the holdings of those supporters. The Complaint further alleges that Gotham has failed to disclose the Gotham Nominees' purported financial interests in the Gotham Proposal. Specifically, the Complaint alleges that Gotham failed to disclose that one of the Gotham Nominees, Daniel J. Altobello, has a financial interest in the Gotham Proposal because he is an executive of an entity affiliated with certain entities that are parties to a "Put-Call Agreement" with the Company. See "Possible Effects of the Adoption of the Gotham Proposal and the Election of the Gotham Nominees" and "Schedule I." Paragraph 38 of the Complaint further alleges that the Gotham Nominees are unqualified to serve as Trustees because they own "more than 1% of the securities of, or [are] otherwise affiliated with another [real estate investment trust], or own more than 1% of the securities of, or [are] otherwise affiliated with any real estate company that competes with" the Company for investments.

     Gotham believes that the Company's allegations and claims are without merit, and Gotham intends to vigorously defend against such allegations and claims.

     The complaint seeks, among other things, preliminary and permanent declaratory and injunctive relief to (i) determine that Gotham and Gotham II's Shares be deemed Excess Securities that have no voting rights and may not be considered for quorum or voting purposes; (ii) declare null and void the Gotham Proposal and the nomination of the Gotham Nominees; and (iii) prohibit Gotham and Gotham II from supporting or soliciting proxies on behalf of the Gotham Proposal or the Gotham Nominees. If the Company obtains a court order granting the declaratory and injunctive relief it is seeking, the Gotham Proposal and Gotham's nominations could not be brought before the

Beneficiaries at the Annual Meeting. Gotham believes that the Company is not entitled to any relief.

     On January 20, 1998, Gotham removed the Company's action from the Court of Common Pleas for Cuyahoga County, Ohio, to the United States District Court for the Northern District of Ohio, where it was assigned
Case No. 98CV105. On that date, Gotham also filed an answer and asserted counterclaims, which were amended on January 23, 1996, against the Company seeking, among other things, injunctive relief prohibiting the Company from interfering with Gotham's submission of the Gotham Proposal and the nomination of the Gotham Nominees for a vote at the Annual Meeting. The counterclaims allege, among other things, that the Company has violated the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), by:
(i) actively soliciting proxies in violation of the filing requirements of the SEC proxy rules; (ii) interfering with Gotham's right as security holder to present nominations and proposals; and (iii) interfering with Gotham's right as a security holder to vote its Shares. The counterclaims also allege that the Company's management and Trustees have violated their fiduciary duty to shareholders by wasting assets and seeking to entrench the position of the Company's current officers and management. Gotham seeks, among other things, court relief that would (i) enjoin further violations by the Company of the Exchange Act and SEC proxy rules; (ii) declare that the Gotham Proposal and the nomination of the Gotham Nominees may be presented at the Annual Meeting for a vote by the Beneficiaries, and
(iii) declare that Gotham is in compliance with the SEC proxy rules and the terms of the Company's Declaration of Trust and By-Laws.

     Also on January 20, 1998, subsequent to Gotham's removal of the Company's action to the United States District Court, the Company filed a motion in state court for an order awarding the preliminary declaratory and injunctive relief it seeks in its Complaint pending a final determination by the state court. The state court scheduled a hearing on the Company's motion for February 10, 1998.

     On January 21, 1998, the Company filed a motion in the United States District Court for an order remanding the litigation to state court. The Company concurrently filed a motion for an expedited hearing on its motion to remand the matter to state court.

     On January 23, 1998, Gotham filed a motion in the federal court for an order granting preliminary injunctive relief on certain of its counterclaims. Gotham also requested that the hearing on the Company's motion to remand and on the Company's and Gotham's preliminary injunction motions be scheduled on or before March 10, 1998.

          POSSIBLE EFFECTS OF THE ADOPTION OF THE GOTHAM PROPOSAL
                  AND THE ELECTION OF THE GOTHAM NOMINEES

     Based upon the publicly available information concerning the Company, the following would be consequences of the approval of the Gotham Proposal and the election of the Gotham Nominees.

     MASTANDREA EMPLOYMENT AGREEMENT. In July 1994, the Company entered into an Employment Agreement with Mr. Mastandrea. The Agreement has an initial three-year term and is extended automatically for additional one-year terms unless one of the parties gives notice of an intention not to renew.

     The agreement with Mr. Mastandrea provides that he will have the titles, and perform the duties, of Chairman of the Board of Trustees, Chairman of the Executive Committee of the Board of Trustees, and President and Chief Executive Officer of the Company. Under the agreement, Mr.
Mastandrea receives an annual base salary of not less than $250,000, subject to annual review and adjustment by the Board of Trustees; health and welfare benefits; participation in the Company's 1994 Long Term Incentive Performance Plan; and split-dollar life insurance in the benefit amount of $2,500,000. Mr. Mastandrea's annual compensation for 1996 fiscal year was $435,908.

     The premiums on the split-dollar life insurance were set with the expectation that, if Mr. Mastandrea continues to work for the Company until he attains age 65, the cash surrender value of the policy will be sufficient to fund (1) the return to the Company of all premiums paid by it and (2) paid-up insurance on the life of Mr. Mastandrea in the amount of $2,500,000.

     The employment of Mr. Mastandrea may be terminated at any time. However, if the Company terminates the employment of Mr. Mastandrea without cause (as defined in the Agreement), or if he terminates his employment for good reason (as defined in the Agreement), the Company is required to continue to pay his base salary and bonus and to provide benefits, including pension contributions and vesting of options, for a period of three years, unless he earlier dies or attains age 65. A portion of the Shares of restricted stock previously granted to Mr. Mastandrea would also vest.

     It is expected that Mr. Mastandrea's employment with the Company will be terminated with or without cause by the Company, or with or without good reason by Mr. Mastandrea, if the Gotham Proposal is adopted and the Gotham Nominees are elected. If termination by the Company without cause or termination by Mr. Mastandrea with good reason occurs after a change in control or shift in ownership (which would include the adoption of the Gotham Proposal and the election of the Gotham Nominees), in addition to the provisions described in the preceding paragraph, the base salary, bonus and pension contributions payable to Mr. Mastandrea following termination become due immediately in lump sum, and all grants under the 1994 Plan become fully vested.

According to the Company's Proxy Statement in connection with the 1997 Annual Meeting of Beneficiaries (the "1997 Proxy Statement"), Mr. Mastandrea's salary and bonus for the Company's 1996 fiscal year was $435,908.

     In the event a change in ownership or control of the Company occurs within the meaning of Section 280G of the Internal Revenue Code, the aggregate amount payable to Mr. Mastandrea will be limited to the maximum amount that may be deducted for Federal income tax purposes without constituting "excess parachute payments" under Section 280G. In addition, Mr. Mastandrea has agreed to defer the receipt of payments that would otherwise not be deductible due to the $1,000,000 limit under Section 162(m) of the Internal Revenue Code.

     SENIOR NOTES. Pursuant to the terms of the Indenture, dated as September 1, 1993, between the Company and Society National Bank, as Trustee (the "Indenture"), under which the Company's 8 7/8% Senior Notes due 2003 (the "Senior Notes") were issued, upon (i) the "change of control" of the Company (as defined in the Indenture), which would include the approval of the Gotham Proposal and the election of the Gotham Nominees, and (ii) the occurrence of a specified rating decline of the Senior Notes by Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's") within ninety days following such a "change of control", the holders of such Senior Notes would have the right to require the Company to repurchase all or any part of such Senior Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon. Interest on the Senior Notes at the rate of 8 7/8% per annum is payable semi-annually on April 1 and October 1. If the Senior Notes are rated by either S&P or Moody's as investment grade, the specified decline in rating means a decline in such rating to below investment grade. If the Senior Notes are rated below investment grade by both S&P and Moody's, the specified decline means any decline in such rating by either S&P or Moody's. Gotham believes that the adoption of the Gotham Proposal and the election of the Gotham Nominees will not result in such a specified decline in the ratings of the Senior Notes or the exercise of the right to have the Company repurchase the Senior Notes. If the ratings of the Senior Notes decline and the holders of the Senior Notes exercise this right, Gotham believes that the Company would be able to refinance the Senior Notes without a material adverse effect on the financial position of the Company. The outstanding aggregate principal amount under the Senior Notes is $100,000,000.

     IMPARK PUT-CALL AGREEMENT. In connection with the acquisition of Imperial Parking Ltd. ("Impark") on April 17, 1997, the Company's affiliated management company acquired approximately 67% of Impark's voting common stock, and Impark's former owners received non-voting common stock of Impark. The holders of the non-voting common stock issued to the former owners of Impark have the right (but not the obligation) to cause the Company to purchase such stock at an escalating price during certain periods following the occurrence of "trigger events" (as defined in such agreement), which would include the adoption of the Gotham Proposal and the election of the Gotham Nominees, or after approximately 30 months have passed following April 17, 1997 (although the Company has the right to extend the closing date of such purchase for six months upon the payment of a fee to such holders). According to the Company's Prospectus Supplement, dated May 28, 1997, to the Company's Prospectus, dated October 7, 1996, in connection with the offering of 5,500,000 Shares, the purchase price payable in respect of such right increases from the aggregate issue price as of April 17, 1997 of approximately $10.6 million at an 8% per annum rate on the outstanding amount for the first six months and compounded by an additional one percentage point per annum each six month period thereafter up to a maximum rate of 17% per annum.

     IMPARK CREDIT AGREEMENT. The adoption of the Gotham Proposal and the election of the Gotham Nominees would constitute a "collateralization event" under the Ancillary Agreement, dated April 17, 1997, between BT Bank of Canada ("BT"), Hong Kong Bank of Canada ("HKB"). Pursuant to such agreement, upon the occurrence of a "collateralization event", BT and HKB have the right to require the Company to deliver to a trustee United States or Canadian government bonds representing the outstanding amount of borrowings under the Amended and Restated Credit Agreement, dated April 17, 1997, between Impark, BT and HKB. In the event that BT and HKB exercise such right, Gotham believes that Impark would either collateralize or refinance its borrowings and that Impark could refinance such borrowings without a material adverse effect on the financial position of the Company. The total aggregate amount of borrowings that may be outstanding at any time under such Credit Agreement is Canadian $50,000,000.

     1994 OPTION PLAN. Under the Company's 1994 Long Term Incentive Ownership Plan (the "1994 Plan"), a "change of control" (as defined in the 1994 Plan), which would include the adoption of the Gotham Proposal and the election of the Gotham Nominees, would cause (i) all stock appreciation rights and stock options outstanding under the 1994 Plan to become fully exercisable, (ii) all restrictions and conditions applicable to restricted Share awards under the 1994 Plan to be deemed satisfied, (iii) all cash awards under the 1994 Plan to be deemed to have been fully earned, and (iv) the term of all loans granted under the 1994 Plan to fund the exercise price of awards to be extended for twenty years. According to the 1997 Proxy Statement, as of December 31, 1996, options on 494,880 Shares with exercise prices ranging from $6.375 to $7.75 and 427,500 restricted Shares granted under the 1994 Plan were outstanding.

     Gotham disclaims any responsibility for the accuracy of the foregoing information, which has been extracted from the Company's public filings.

               CERTAIN INFORMATION REGARDING THE PARTICIPANTS

     The principal business of Gotham and Gotham II is the buying and selling of securities for investment for its own account. Section H Partners, L.P. is the general partner of Gotham and Gotham II, and Karenina Corporation and DPB Corporation are general partners of Section H Partners, L.P. Gotham Partners Management Co. LLC, a limited liability company affiliated with Gotham and Gotham II, manages the investments of Gotham and Gotham II. The principal business address of each of such entities is care of 110 East 42nd Street, 18th Floor, New York, New York 10017.

     Gotham, Gotham II, Gotham Partners Management Co. LLC, Section H Partners, L.P., Karenina Corporation, DPB Corporation and the Gotham Nominees are sometimes referred to herein as the "Participants" in this solicitation. No employees or other representatives of Gotham or Gotham Partners Management Co. LLC will solicit proxies other than those employees who are Gotham Nominees. The transactions involving Shares over the past two years by the Participants and certain other information with respect to the Participants is set forth on Schedule II of this Proxy Statement.

     Except as set forth in this Proxy Statement (including the Schedules hereto), none of the Participants, or any associate of the foregoing, directly or indirectly owns any securities of the Company or any subsidiary of the Company, beneficially or of record, has the right to acquire beneficial ownership of such securities within 60 days or has purchased or sold such securities within the past two years.

                     INFORMATION CONCERNING THE COMPANY

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                        VOTING AND PROXY PROCEDURES

     Under the Declaration of Trust, the Board may establish the Record Date for determining stockholders entitled to notice to and to vote at the Annual Meeting. In the event that the Board establishes a Record Date, only Beneficiaries of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote. Beneficiaries who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Beneficiaries of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date. Based on publicly available information, Gotham believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the class constituting the Shares. According to publicly available information, as of September 30, 1997, there were 28,137,441 Shares issued and outstanding.

     Shares represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the Gotham Proposal, FOR the election of the Gotham Nominees and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

     Abstentions and broker non-votes will be included in determining the number of Shares present for purposes of determining the presence of a quorum.

     Approval of the Gotham Proposal requires the affirmative vote of a majority of Shares represented by person or proxy and entitled to vote at the Annual Meeting. Broker non-votes will not be treated as entitled to vote on the Gotham Proposal and, therefore, will have no effect on whether the Gotham Proposal is adopted. Abstentions from voting on the Gotham Proposal have the same effect as a vote "against" the Gotham Proposal.

     Election of the Gotham Nominees to the seats on the Board of Trustees to which they were nominated requires the affirmative vote of a plurality of the Shares cast for such seats. Abstentions and broker non-votes will have no effect on the election of the Gotham Nominees to the Board of Trustees.

     Beneficiaries of the Company may revoke their proxies at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Gotham in care of Beacon Hill Partners, Inc. ("Beacon Hill") at the address set forth on the back cover of this Proxy Statement or to the Company at 55 Public Square, Suite 1900, Cleveland, Ohio 44113-1937, or any other address provided by the Company. Although a revocation is effective if delivered to the

Company, Gotham requests that either the original or photostatic copies of all revocations be mailed to Gotham in care of Beacon Hill at the address set forth on the back cover of this Proxy Statement or faxed to Beacon Hill at (212) 843-4384 so that Gotham will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.

     IF YOU WISH TO VOTE FOR THE GOTHAM PROPOSAL AND FOR THE ELECTION OF THE GOTHAM NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. GOTHAM RECOMMENDS THAT YOU VOTE "FOR" THE GOTHAM PROPOSAL AND GOTHAM NOMINEES.

                          SOLICITATION OF PROXIES

     Solicitation of proxies is being made by and on behalf of Gotham. Proxies will be solicited by mail, advertisement, telephone or facsimile and in person. Solicitations may be made by certain directors, officers and employees of Gotham and its affiliates and associates, none of whom will receive additional compensation for such solicitation.

     Gotham has retained Beacon Hill for solicitation and advisory services in connection with this solicitation, for which Beacon Hill will receive compensation not to exceed $50,000 together with reimbursement for its reasonable out-of-pocket expenses. Gotham has also agreed to indemnify Beacon Hill against certain liabilities and expenses, including under the Federal securities law.

     Gotham and Beacon Hill will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Gotham has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. Gotham will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Beacon Hill will employ approximately 50 persons to solicit the Company's Beneficiaries for the Annual Meeting.

     The cost of the solicitation of proxies is being borne by Gotham. Costs related to the solicitation of proxies include or may include expenditures for attorneys, accountants, financial advisers, proxy solicitors, public relations advisers, printing, advertising, postage, litigation and related expenses and filing fees and are expected to be in the aggregate approximately $[ ]. Gotham estimates that through the date hereof, its expenses in connection with this solicitation are approximately $[ ].

     Gotham reserves the right, though no final determination has been made, to seek reimbursement from the Company for its costs incurred in connection with this proxy solicitation. Any such request for reimbursement will not be submitted to a vote of the Company's Beneficiaries.

               BENEFICIARY PROPOSALS FOR 1999 ANNUAL MEETING

     Gotham anticipates that the Company proxy statement with respect to the Annual Meeting will indicate that proposals of the Company's Beneficiaries that are intended to be presented by such Beneficiaries at the 1999 Annual Meeting of Beneficiaries of the Company must be received by the Company on or before the date specified therein in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The inclusion of any proposal will be subject to applicable rules of the Commission.

                  OTHER MATTERS AND ADDITIONAL INFORMATION

     Gotham is unaware of any other matters to be considered at the Annual Meeting. However, Gotham has notified the Company of its intention to bring before the Annual Meeting the Gotham Proposal and its nomination of the Gotham Nominees. Should other proposals be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion. Beneficiaries will have no appraisal or similar rights of dissenters with respect to the Gotham Proposal.

     Schedule II of this Proxy Statement sets forth certain information, as made available in public documents, regarding Shares held by the Company's management and Trustees and beneficial owners of more than five percent of the Company. The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information. To date, Gotham has not had access to the books and records of the Company. Although Gotham does not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, Gotham does not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of any such information.

                                           GOTHAM PARTNERS, L.P.

[   ], 1998

                                 SCHEDULE I

                    SHARES HELD BY GOTHAM AND GOTHAM II

     Gotham is the beneficial owner of an aggregate of 2,501,951 Shares. Gotham II is the beneficial owner of an aggregate of 30,449 Shares. Within the past two years, Gotham and Gotham II have engaged in the following transactions in Shares. Except as otherwise indicated below, the securities acquired or disposed of consisted of Shares and the transactions were effected on the New York Stock Exchange.

I.   TRANSACTIONS IN SHARES BY GOTHAM

          TRANSACTION           NUMBER OF SHARES          PRICE PER SHARE
             DATE             ACQUIRED/DISPOSED OF          OR OPTION
          ------------        --------------------        ---------------

           11/13/96               330,240                    $ 10.00360

           11/14/96                 9,846                      10.06000

           11/14/96               364,702                      10.43300

           11/15/96               123,077                      10.43300

           11/15/96                20,677                      10.44500

           12/19/96              (553,742)                     11.00000

           12/19/96               690,000 (1)                   3.38000

           12/20/96                98,510                      11.36000

           12/23/96                11,525                      11.31000

           12/24/96                39,400                      11.56000

            1/03/97                 2,970                      11.47670

            1/24/97               109,970                      13.43330

            1/27/97                29,690                      13.35110

            1/28/97                65,590                      13.41280

            1/29/97              (360,000)                     13.49000

            1/29/97                 7,300                      13.43500

            1/29/97               493,150 (2)                   4.31635

            1/30/97              (190,905)                     13.39100

            2/03/97                 7,595                      13.52750

            3/20/97               (49,315)                     13.19600

            3/20/97               (29,655)                     13.19000

            3/21/97               (37,475)                     13.32500

            4/11/97                 6,410                      13.36730

            4/14/97               157,810                      13.90610

            4/25/97                56,500                      13.72260

            4/29/97                55,000                      13.80000

            4/30/97                30,930                      13.79480

            5/01/97                39,700                      13.58150

            5/06/97                40,000                      13.56000

            5/29/97               127,680                      12.79760

            5/30/97                77,585                      12.78330

            6/02/97                23,740                      13.05000

            6/10/97                98,800                      13.31000

            8/01/97                19,300                      13.32360

            8/04/97                 9,895                      13.30000

            8/05/97                49,480                      13.42500

            8/06/97                 6,430                      13.30000

            8/12/97                   495                      13.42500

            8/13/97                30,575                      13.41310

            8/14/97                 2,965                      13.30000

            8/15/97                24,740                      13.27500

            8/18/97                19,790                      13.30000

           10/03/97                59,376                      13.63330

           10/07/97               173,180                      13.55000

           10/08/97                98,960                      13.43500

           10/09/97                98,960                      13.37250

            1/23/98                10,500                      14.92500

--------------------
[FN]
     (1) Option to purchase 690,000 Shares at $8.80 per Share pursuant to a Letter Agreement, dated as of January 24, 1997, by and between Gotham and J.P. Morgan Securities, Inc. ("J.P. Morgan"), as agent for Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), as supplemented by a Letter Agreement, dated as of June 10, 1997, by and between Gotham and J.P. Morgan, as agent for Morgan Guaranty. The option was exercised by Gotham on December 24, 1997 at an aggregate exercise price of $6,072,000.

     (2) Option to purchase 493,150 Shares at $10.80 per Share pursuant to an Option Agreement, dated as of January 29, 1997, by and between Gotham and Bankers Trust Company, as amended. The option was exercised by Gotham on January 21, 1998 at an aggregate exercise price of $5,326,020.

II.  TRANSACTIONS IN SHARES BY GOTHAM II

          TRANSACTION           NUMBER OF SHARES          PRICE PER SHARE
            DATE             ACQUIRED/DISPOSED OF          OR OPTION
          ------------       --------------------          ---------------
           11/13/96                 5,160                   $ 10.00360

           11/14/96                   154                     10.06000

           11/14/96                 5,698                     10.43300

           11/15/96                 1,923                     10.43300

           11/15/96                   323                     10.44500

           12/19/96               (13,258)                    11.00000

           12/19/96                10,000 (1)                  3.38000

           12/20/96                 1,490                     11.36000

           12/23/96                   175                     11.31000

           12/24/96                   600                     11.56000

            1/03/97                 4,530                     11.47670

            1/17/97                  (680)                    13.06500

            1/24/97                 1,530                     13.43330

            1/27/97                   410                     13.35110

            1/28/97                   910                     13.41280

            1/29/97                (5,000)                    13.49000

            1/29/97                   100                     13.43500

            1/29/97                 6,850 (2)                  4.31635

            1/30/97                (2,650)                    13.39100

            2/03/97                   105                     13.52750

            3/20/97                  (685)                    13.19600

            3/20/97                  (410)                    13.19000

            3/21/97                  (425)                    13.32500

            4/11/97                    90                     13.36733

            4/14/97                 2,190                     13.90610

            4/30/97                   370                     13.79481

            5/29/97                 1,520                     12.79760

            5/30/97                   915                     12.78330

            6/02/97                 1,260                     13.05000

            6/10/97                 1,200                     13.31000

            8/04/97                   105                     13.30000

            8/05/97                   520                     13.42500

            8/06/97                    70                     13.30000

            8/12/97                     5                     13.42600

            8/13/97                   325                     13.41310

            8/14/97                    35                     13.30000

            8/15/97                   260                     13.27500

            8/18/97                   210                     13.30000

           10/03/97                   624                     13.63330

           10/07/97                 1,820                     13.55000

           10/08/97                 1,040                     13.43500

           10/09/97                 1,040                     13.37250
--------------------
[FN]
     (1) Option to purchase 10,000 Shares at $8.80 per Share pursuant to a Letter Agreement, dated as of January 24, 1997, by and between Gotham II and J.P. Morgan, as agent for Morgan Guaranty, as supplemented by a Letter Agreement dated as of June 10, 1997, by and between Gotham II and J.P. Morgan, as agent for Morgan Guaranty. The option was exercised by Gotham II on December 24, 1997 at an aggregate exercise price of $88,000.

     (2) Option to purchase 6,850 Shares at $10.80 per Share pursuant to an Option Agreement, dated as of January 29, 1997, by and between Gotham II and Bankers Trust Company, as amended. The option was exercised by Gotham II on January 21, 1998 at an aggregate exercise price of $73,980.

III. TRANSACTIONS IN SHARES BY OTHER PARTICIPANTS

     Except as set forth in this Proxy Statement, none of the Participants, nor any associate of the foregoing, directly or indirectly owns any securities of the Company or any subsidiary of the Company, beneficially or of record, has the right to acquire beneficial ownership of such securities within 60 days or has purchased or sold such securities within the past two years.

     William A. Ackman is the President of Karenina Corporation, a general partner of Section H Partners, L.P. David P. Berkowitz is the President of DPB Corporation, a general partner of Section H Partners, L.P., the sole general partner of Gotham and Gotham II. Mr. Ackman, Mr. Berkowitz, Karenina Corporation, DPB Corporation and Section H Partners, L.P. may be deemed the beneficial owners of Shares owned by Gotham and Gotham II. David
S. Klafter and Daniel Shuchman are limited partners of Gotham and Section H Partners, L.P. Mary Ann Tighe and James A. Williams are limited partners of Gotham. As limited partners of such entities, Ms. Tighe,

Mr. Williams, Mr. Klafter and Mr. Shuchman have no right to vote or dispose of any Shares held by Gotham, and therefore do not beneficially own any Shares held by Gotham.

           BENEFICIAL OWNERSHIP OF SHARES BY THE GOTHAM NOMINEES

     The following table sets forth the beneficial ownership of Shares as of January 23, 1998 by each of the Gotham Nominees.

                                   Amount of            Approximate
                                   Beneficial            Percentage
           Name                    Ownership           of Class (1)
------------------------           ----------           --------------
William A. Ackman(2)               2,532,400                  9.0%
Daniel J. Altobello                   -0-                     -0-
David P. Berkowitz(2)              2,532,400                  9.0
Stephen J. Garchik                    -0-                     -0-
David S. Klafter(3), (4)              -0-                     -0-
Richard A. Mandel                     -0-                     -0-
Daniel Shuchman(3), (4)               -0-                     -0-
Steven B. Snider                      -0-                     -0-
Mary Ann Tighe(4)                     -0-                     -0-
James A. Williams(4)                  -0-                     -0-
--------------------
[FN]
     (1)  Based  on  28,137,441  Shares  outstanding,   as  listed  in  the
          Company's Form 10-Q for the quarter ended September 30, 1997 filed with the Commission.

     (2) Mr. Ackman is the President of Karenina Corporation, a general partner of Section H Partners, L.P. Mr. Berkowitz is the President of DPB Corporation, a general partner of Section H Partners, L.P., the sole general partner of Gotham and Gotham II. Accordingly, Mr. Ackman, Mr. Berkowitz, Karenina Corporation, DPB Corporation and Section H Partners, L.P. may be deemed the beneficial owners of Shares owned by Gotham and Gotham II. For purposes of this table, such ownership is included.

     (3) Mr. Klafter and Mr. Shuchman are limited partners of Section H Partners, L.P. As limited partners of Section H Partners, L.P., Mr. Klafter and Mr. Shuchman have no right to vote or dispose of any Shares held by Gotham, and therefore do not beneficially own any Shares held by Gotham.

     (4) Mr. Klafter, Mr. Shuchman, Ms. Tighe and Mr. Williams are limited partners of Gotham. As limited partners of Gotham, Ms. Tighe and Mr. Williams have no right to vote or dispose of any Shares held by Gotham, and therefore do not beneficially own any Shares held by Gotham.

           ADDITIONAL INFORMATION REGARDING THE PARTICIPANTS

     To the knowledge of Gotham, except as set forth in this Proxy Statement, none of the Participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, except for the election of Trustees.

     During the past 10 years,  none of the Participants has been convicted
in  a  criminal   proceeding   (excluding  traffic  violations  or  similar
misdemeanors).

     No part of the purchase price of any of the Shares beneficially owned by any of the Participants is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

     None of the Participants is, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, except that (i) Mr. Klafter, Mr. Shuchman, Mr. Williams and Ms. Tighe are limited partners of Gotham; (ii) Mr. Ackman is the President of Karenina Corporation, a general partner of Section H Partners, L.P., the general partner of Gotham and Gotham II;
(iii) Mr. Berkowitz is the President of DPB Corporation, a general partner of Section H Partners, L.P.; (iv) Mr. Klafter and Mr. Shuchman are limited partners of Section H Partners, L.P.; (v) Gotham had an option to purchase 493,150 Shares pursuant to an Option Agreement, dated as of January 29, 1997, by and between Gotham and Bankers Trust Company; (vi) Gotham had an option to acquire 690,000 Shares pursuant to a Letter Agreement, dated as of January 24, 1997, by and between Gotham and J.P. Morgan, as agent for Morgan Guaranty, as supplemented by a Letter Agreement, dated as of June 10, 1997, by and between Gotham and J.P. Morgan as agent for Morgan Guaranty; (vii) Gotham II had an option to purchase 6,850 Shares pursuant to an Option Agreement, dated as of January 29, 1997, by and between Gotham II and Bankers Trust Company; and (viii) Gotham II had an option to acquire 10,000 Shares pursuant to a Letter Agreement, dated as of January 24, 1997, by and between Gotham II and J.P. Morgan, as agent for Morgan Guaranty, as supplemented by a Letter Agreement, dated as of June 10, 1997, by and between Gotham II and J.P. Morgan, as agent for Morgan Guaranty. Through their indirect interest in Section H Partners, L.P., the general partner of Gotham and Gotham II, Mr. Ackman and Mr. Berkowitz hold a participation interest in the profits generated by the investment of Gotham and Gotham II in such Shares. Gotham Partners Management Co. LLC is entitled to an annual fee equal to 1% of the assets of Gotham and Gotham II as consideration for managing such assets. Messrs. Ackman, Berkowitz, Klafter and Shuchman are employees of, and receive compensation from, Gotham Partners Management Co. LLC, and Messrs. Ackman and Berkowitz each hold 50% of the outstanding equity interests in such entity.

     On April 17, 1997, certain entities affiliated with ONEX Corporation sold a controlling interest in Impark to the Company's affiliated management company for $75 million, including the assumption of $26 million of debt. In connection with such sale, certain entities affiliated with ONEX Corporation and the Company entered into an agreement relating to certain securities of Impark retained by such entities. Pursuant to such agreement, such entities have the right to cause the Company to purchase such securities at a specified price upon certain "trigger events", as defined in such agreement, which could include the adoption of the Gotham Proposal and the election of the Gotham Nominees. See "Possible Effects of the Adoption of the Gotham Proposal and the Election of the Gotham Nominees" and "Certain Litigation." Mr. Altobello may have an indirect interest in the outcome of the matters to be acted upon at the Annual Meeting by virtue of his position as Chairman and CEO of ONEX Food Services, Inc., a subsidiary of ONEX Corporation.

     None of the Participants, or any associate thereof, has any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates or (B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

     Except as otherwise disclosed in this Proxy Statement, there are no pending legal proceedings in which any of the Gotham Nominees or any of their associates is a party adverse to the Company or any of its affiliates or in which any of the Gotham Nominees or any of their associates has an interest adverse to the Company or any of its affiliates.

     None of the Gotham Nominees holds any position or office with the Company or any parent, subsidiary or affiliate of the Company, and none has ever served as a director of the Company or any parent, subsidiary or affiliate of the Company.

     None of the Gotham Nominees has any family relationship, by blood, marriage or adoption, to any Trustee, executive officer or person nominated or chosen by the Company to become a Trustee or executive officer of the Company. During the last three fiscal years, no compensation was awarded to, earned by, or paid to any of the Gotham Nominees by any person for any services rendered in any capacity to the Company or its subsidiaries. Daniel J. Altobello is the Chairman and CEO of ONEX Food Services, Inc. which is a subsidiary of ONEX Corporation.

                                SCHEDULE II

                   SHARE OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS AND MANAGEMENT OF THE COMPANY

     Set forth below is information regarding the Shares owned by certain beneficial owners, Trustees and executive officers of the Company.

     The following table sets forth, according to publicly available information on file with the Commission as of the dates indicated (except information with respect to Gotham and Gotham II), the name and address of each person who is the beneficial owner of more than five percent of the outstanding Shares at such date, the number of Shares owned by each such person, the percentage of the outstanding Shares represented thereby and certain information with respect to such person. Gotham disclaims any responsibility for the following information (except information with respect to Gotham and Gotham II), which has been extracted from public filings.

                                           AMOUNT AND
                                           NATURE OF
     NAME AND ADDRESS                      BENEFICIAL          PERCENTAGE
     OF BENEFICIAL OWNER                   OWNERSHIP           OF CLASS (1)
 ------------------------------------  ----------------------  --------------
Apollo Real Estate Investment Fund LP    2,135,987 Shares (2)     7.3%
Apollo Real Estate Advisors II LP
1301 Avenue of the Americas
New York, New York  10019

Gotham Partners, L.P.                    2,532,400 Shares (3)      9.0
Gotham Partners II, L.P.
110 East 42nd Street, 18th Floor
New York, New York 10017

Franklin Resources, Inc.                 1,883,390 Shares (4)      6.3
777 Mariners Island Blvd.
San Mateo, CA  94404

Charles B. Johnson
777 Mariners Island Blvd.
San Mateo, CA  94404

Rupert H. Johnson
777 Mariners Island Blvd.
San Mateo, CA  94404

                                           AMOUNT AND
                                           NATURE OF
     NAME AND ADDRESS                      BENEFICIAL          PERCENTAGE
     OF BENEFICIAL OWNER                   OWNERSHIP           OF CLASS (1)
 ------------------------------------  ----------------------  --------------
Franklin Mutual Advisors, Inc.
51 John F. Kennedy Parkway
Short Hills, NJ  07078

Franklin Mutual Series Fund, Inc.
51 John F. Kennedy Parkway
Short Hills, NJ  07078

--------------------
[FN]
(1) Based upon 28,137,441 Shares outstanding as listed in the Company's Form 10-Q for the quarter ended September 30, 1997 filed with the Commission.

(2) An Amendment No. 3 to Schedule 13D filed with the Commission on or about June 10, 1997 reflects that Apollo Real Estate Investment Fund II LP and Apollo Real Estate Advisors LP beneficially own an aggregate of 2,135,987 Shares, consisting of 889,700 Shares and 377,000 Shares of First Union Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, each of which is immediately convertible into 3.3058 Shares (the "Preferred Shares"). Apollo Real Estate Investment Fund II LP and Apollo Real Estate Advisors LP are deemed to have shared voting and dispositive power with respect to such Shares.

(3) Gotham beneficially owns 2,501,951 Shares. Gotham II beneficially owns 30,449 Shares. Each of Gotham and Gotham II has sole voting and dispositive power with respect to the Shares beneficially owned by it.

(4) A Schedule 13G filed with the Commission on or about November 22, 1996 reflects that Franklin Resources, Inc., Franklin Mutual Advisors, Inc. ("FMAI"), Franklin Mutual Series Fund, Inc., Charles B. Johnson and Rupert H. Johnson may be deemed to beneficially own an aggregate of 1,883,390 Shares, consisting of 569,000 Preferred Shares. FMAI has the sole voting and dispositive power with respect to such Shares.

     The following table shows as of February 7, 1997 (except as otherwise indicated) the beneficial ownership of Shares by each Trustee and nominee, certain named executive officers in the Company's 1997 Proxy Statement, and as to all Trustees and all executive officers as a group. Gotham disclaims any responsibility for the accuracy of the foregoing information, which has been extracted from the Company's public filings.

                                       AMOUNT AND
                                       NATURE OF
         NAME OF                       BENEFICIAL              PERCENTAGE
     BENEFICIAL OWNER                  OWNERSHIP(1)             OF CLASS
------------------------------      ----------------         -------------
TRUSTEES AND NOMINEES

  Kenneth K. Chalmers                    6,937                     .032%

  William E. Conway                     15,635(2)                  .073

  Daniel G. DeVos                       14,028                     .065

  Allen H. Ford                         25,000                     .116

  Russell R. Gifford                     4,480(3)                  .021

  Spencer H. Heine                       2,500(4)                  .012

  E. Bradley Jones                      13,331                     .062

  Herman J. Russell                        -0-(5)                  .000

  James C. Mastandrea                  597,589(6)                 2.745
    (also an Executive Officer)

EXECUTIVE OFFICERS

  Steven M. Edelman                     89,545(7)                  .414

  Paul F. Levin                         77,546(8)                  .359

  John J. Dee                           85,555(9)                  .396

  Thomas T. Kmiecik                     52,733(10)                 .244

All executive officers and             984,879(11)                4.484
director as a group (13 persons)
--------------------
[FN]

(1) Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be a beneficial owner if he has or shares voting power or investment authority in respect of such security or has the right to acquire beneficial ownership within 60 days. The amounts shown in the above table do not purport to represent beneficial ownership except as determined in accordance with this Rule. Each

     Trustee and executive officer has sole voting and investment power with respect to the amounts shown or shared voting and investment powers with his spouse.

(2) According to the most recent Form 4 filed by Mr. Conway as of January 23, 1998, Mr. Conway owned 17,635 Shares.

(3) According to the most recent Form 4 filed by Mr. Gifford as of January 23, 1998, Mr. Gifford owned 14,580 Shares.

(4) According to the most recent Form 4 filed by Mr. Heine as of January 23, 1998, Mr. Heine owned 5,000 Shares.

(5) According to the most recent Form 4 filed by Mr. Russell as of January 23, 1998, Mr. Russell owned 7,400 Shares.

(6) Includes 337,500 Shares of restricted stock over which Mr. Mastandrea has sole voting power but no investment power, 206,250 Shares that Mr. Mastandrea has the vested right to acquire through the exercise of options, and 3,000 Preferred Shares. According to the most recent Form 4 filed by Mr. Mastandrea as of January 23, 1998, Mr. Mastandrea owned 506,688 Shares (including Shares of restricted stock and Preferred Shares) and held options to acquire 711,411 Shares. All of such 506,688 Shares were beneficially owned by Mr. Mastandrea as of the date of such Form 4. It is not possible to determine from publicly available information how many of such options were beneficially owned by Mr. Mastandrea as of such date.

(7) Includes 30,000 Shares of restricted stock over which Mr. Edelman has sole voting power but no investment power and 52,800 Shares that Mr. Edelman has the vested right to acquire through the exercise of options. According to the most recent Form 4 filed by Mr. Edelman as of January 23, 1998, Mr. Edelman owned 47,363 Shares (including Shares of restricted stock) and held options to acquire 112,800 Shares. All of such 47,373 Shares were beneficially owned by Mr. Edelman as of the date of such Form 4. It is not possible to determine from publicly available information how many of such options were beneficially owned by Mr. Edelman as of such date.

(8) Includes 30,000 Shares of restricted stock over which Mr. Levin has sole voting power but no investment power and 44,950 Shares that Mr. Levin has the vested right to acquire through the exercise of options. According to the most recent Form 4 filed by Mr. Levin as of January 23, 1998, Mr. Levin owned 43,061 Shares (including Shares of restricted stock) and held options to acquire 104,950 Shares. All of such 43,061 Shares were beneficially owned by Mr. Levin as of the date of such Form 4. It is not possible to determine from publicly available information how many of such options were beneficially owned by Mr. Levin as of such date.

 (9) Includes 30,000 Shares of restricted stock over which Mr. Dee has sole voting power but no investment power and 52,840 Shares that Mr. Dee has the vested right to acquire through the exercise of options. According to the most recent Form 4 field by Mr. Dee as of January 23, 1998, Mr. Dee owned 45,717 Shares (including Shares of restricted stock) and held options to acquire 110,840 Shares. All of such 45,717 Shares were beneficially owned by Mr. Dee as of the date of such Form
     4. It is not possible to determine from publicly available information how many of such options were beneficially owned by Mr. Dee as of such date.

(10) Includes 10,000 Shares of restricted stock over which Mr. Kmiecik has sole voting power but no investment power and 41,473 Shares that Mr. Kmiecik has the vested right to acquire through the exercise of options. According to the most recent Form 4 filed by Mr. Kmiecik as of January 23, 1998, Mr. Kmiecik owned 21,657 Shares (including Shares of restricted stock) and held options to acquire 94,640 Shares. All of such 21,657 Shares were beneficially owned by Mr. Levin as of the date of such Form 4. It is not possible to determine from publicly available information how many of such options were beneficially owned by Mr. Kmiecik as of such date.

(11) Includes 398,313 Shares which executive officers have the vested right to acquire through the exercise of options and 437,500 Shares of restricted stock. According to the most recent Form 4s filed by the executive officers and Trustees of the Company as of January 23, 1998, the executive officers and Trustees as a group owned 709,101 Shares (including Shares of restricted stock and Preferred Shares) and held options to acquire 1,134,641 Shares. All of such Shares were beneficially owned by such persons as of the date of such Form 4s. It is not possible to determine from publicly available information how many of such options were beneficially owned by such persons as of such date.

                               IMPORTANT

     Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give Gotham your proxy FOR approving the Gotham Proposal and FOR the election of the Gotham Nominees by taking three steps:

1.   SIGNING the enclosed WHITE proxy card,

2.   DATING the enclosed WHITE proxy card, and

3. MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

     If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE proxy card representing your Shares. Gotham urges you to confirm in writing your instructions to Gotham in care of Beacon Hill Partners, Inc. at the address provided below so that Gotham will be aware of all instructions given and can attempt to ensure that such instructions are followed.

     If you have any questions or require any additional information concerning this Proxy Statement, please contact Beacon Hill Partners, Inc. at the address set forth below.

                         BEACON HILL PARTNERS, INC.
                              90 BROAD STREET
                          NEW YORK, NEW YORK 10004
                       (212) 843-8500 (CALL COLLECT)
                                     OR
                       CALL TOLL-FREE (800) 253-3814


                       Preliminary Copy -- Subject to
                      Completion [Form of Proxy Card]
                      -------------------------------

                              WHITE PROXY CARD

                     ANNUAL MEETING OF BENEFICIARIES OF
          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                        TO BE HELD ON APRIL 14, 1998
               TO VOTE FOR THE TRUSTEE NOMINEES AND PROPOSAL
                              SET FORTH BELOW

         THIS PROXY IS SOLICITED ON BEHALF OF GOTHAM PARTNERS, L.P.

          The undersigned appoints William A. Ackman and David P. Berkowitz, and each of them acting alone, attorneys and agents with full power of substitution, as proxy of the undersigned (the "Proxy Agents"), to attend the Annual Meeting (the "Annual Meeting") of the Beneficiaries of First Union Real Estate Equity and Mortgage Investments (the "Company") to be held at [ ], on April 14, 1998, commencing at [ ], and at any and all adjournments or postponements thereof and any special meeting called in lieu thereof, and to vote all shares of Beneficial Interest, par value $1.00 per share (the "Shares"), of the Company, as designated on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the meeting, as follows:

                (Please mark an "X" in the appropriate box)

                      GOTHAM PARTNERS, L.P. RECOMMENDS
               A VOTE FOR THE FOLLOWING TRUSTEE NOMINEES

1. ELECTION OF TRUSTEES: To elect Mr. William A. Ackman, David P. Berkowitz and Mr. James A. Williams to succeed the current Class II members of the Board of Trustees of the Company.

          /_/  FOR ALL NOMINEES         /_/ WITHHOLD AUTHORITY TO
               LISTED ABOVE (EXCEPT         VOTE FOR ALL NOMINEES
               AS MARKED TO THE             LISTED ABOVE
               CONTRARY BELOW)

     INSTRUCTION: To withhold authority to vote for the election of any nominee(s), write the name(s) of such nominee(s) in the following space:

                      GOTHAM PARTNERS, L.P. RECOMMENDS
                     A VOTE FOR THE FOLLOWING PROPOSAL

2.   PROPOSAL OF GOTHAM PARTNERS, L.P.:  To adopt the following:

          RESOLVED, in accordance with Article VIII, Section 8.1 of the Company's Declaration of Trust, as amended, (i) that the number of Trustees constituting the full Board of Trustees of the Company shall be determined to be fixed at fifteen (an increase of six members); and (ii) that two of the newly-created seats of the Board of Trustees of the Company be assigned to each of Class I, Class II and Class III; and (iii) that, in addition to electing the three Trustees to fill the seats of the three Trustees in Class II whose terms are expiring, the Beneficiaries of the Company shall also elect six Trustees (two Trustees to each of Class I, Class II and Class III) to serve in the newly-created seats.

          /_/ For        /_/ Against         /_/ Abstain

                      GOTHAM PARTNERS, L.P. RECOMMENDS
                 A VOTE FOR THE FOLLOWING TRUSTEE NOMINEES

3. ELECTION OF TRUSTEES: To elect Daniel Shuchman and Steven S. Snider to the newly-created Class I seats on the Board of Trustees of the Company, Mary Ann Tighe and Stephen J. Garchik to the newly-created Class II seats on the Board of Trustees of the Company, and David S. Klafter and Daniel J. Altobello to the newly-created Class III seats on the Board of Trustees of the Company.

          /_/  FOR ALL NOMINEES         /_/ WITHHOLD AUTHORITY TO
               LISTED ABOVE (EXCEPT         VOTE FOR ALL NOMINEES
               AS MARKED TO THE             LISTED ABOVE
               CONTRARY BELOW)

     INSTRUCTION: To withhold authority to vote for the election of any nominee(s), write the name(s) of such nominee(s) in the following space:

4. IN THEIR DISCRETION, EACH OF THE PROXY AGENTS IS AUTHORIZED TO VOTE UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

          The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Shares held by the undersigned, and hereby ratifies and confirms all actions the herein named Proxy Agents, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed above. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL GOTHAM NOMINEES AND FOR THE PROPOSAL SET FORTH IN ITEM 2 ABOVE AND IN THE MANNER SET FORTH IN ITEM 4 ABOVE.

          This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Annual Meeting.

                                 DATED:                           , 1998.
                                       ---------------------------

                                 PLEASE SIGN EXACTLY AS NAME APPEARS ON
                                 THIS PROXY.

                                 ----------------------------------------
                                              (Signature)

                                 ----------------------------------------
                                       (Signature, if held jointly)

                                 ----------------------------------------
                                                (Title)

                                 WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS
                                 SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.

IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CALL BEACON HILL PARTNERS, INC. TOLL-FREE (800) 253-3814 OR (212) 843-8500 (CALL COLLECT).